Exhibit 99.2

For Immediate Release
May 3, 2017

The Carlyle Group Announces First Quarter 2017 Financial Results

•	U.S. GAAP net income attributable to The Carlyle Group L.P. of $83 million, or $0.90 per common unit on a diluted basis, for Q1 2017 and $81 million over the last twelve months

•	Economic Net Income of $400 million on a pre-tax basis and $1.09 per Adjusted Unit on a post-tax basis in Q1 2017, driven by 6% carry fund portfolio appreciation

•	Net accrued performance fees of $1.4 billion as of Q1 2017, up 34% from $1.1 billion at year-end 2016

•	$55 million of Distributable Earnings on a pre-tax basis for Q1 2017 and $579 million over the last twelve months; $0.13 per common unit on a post-tax basis in Q1 2017

•	Declared a quarterly distribution of $0.10 per common unit for Q1 2017

•	$3.5 billion in realized proceeds in Q1 2017 and $28.5 billion realized over the last twelve months

•	$4.4 billion of invested capital in Q1 2017 and $17.0 billion invested over the last twelve months

•	$3.0 billion in gross and net new capital raised in Q1 2017; $14.7 billion in gross new capital raised and $11.1 billion on a net basis after redemptions over the last twelve months

Washington, DC – Global alternative asset manager The Carlyle Group L.P. (NASDAQ: CG) today reported its unaudited results for the first quarter ended March 31, 2017.
Carlyle Co-CEO David M. Rubenstein said, “Carlyle produced its second strongest value creation quarter since going public five years ago.  Our portfolio performed well in virtually every sector and every region, appreciating by 6% and leading to a 34% increase in our net accrued carry in the first quarter. The long term strength of the underlying portfolio supports our goal to raise $100 billion in new capital by the end of 2019.”

Carlyle Co-CEO William E. Conway, Jr. said, “We deployed capital at a strong pace in the first quarter, with $4.4 billion of capital invested despite a difficult environment.  We believe we are well positioned to continue this strong pace. We have already announced substantial new investments and almost $4 billion of exits that we expect to close in the coming quarters.”

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U.S. GAAP results for Q1 2017 included income before provision for income taxes of $328 million, and net income attributable to the common unitholders through The Carlyle Group L.P. of $83 million, or net income per common unit of $0.90, on a diluted basis. U.S. GAAP results for the twelve months ended March 31, 2017 included income before provision for income taxes of $358 million and net income attributable to The Carlyle Group L.P. of $81 million. Total balance sheet assets were $10 billion as of March 31, 2017.

First Quarter Distribution
The Board of Directors has declared a quarterly distribution of $0.10 per common unit to holders of record at the close of business on May 15, 2017, payable on May 22, 2017.
Distribution Policy
It is Carlyle’s intention to cause Carlyle Holdings to make quarterly distributions to its partners, including The Carlyle Group L.P.’s wholly owned subsidiaries, that will enable The Carlyle Group L.P. to pay a quarterly distribution of approximately 75% of Distributable Earnings per common unit, net of taxes and amounts payable under the tax receivable agreement, for the quarter. Carlyle’s general partner may adjust the distribution for amounts determined to be necessary or appropriate to provide for the conduct of its business, to make appropriate investments in its business and its funds or to comply with applicable law or any of its financing agreements, or to provide for future cash requirements such as tax-related payments, clawback obligations and distributions to unitholders for any ensuing quarter. The amount to be distributed could also be adjusted upward in any one quarter. The declaration and payment of any distributions is at the sole discretion of Carlyle’s general partner, which may change or eliminate the distribution policy at any time.

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Carlyle Consolidated GAAP Results

The Carlyle Group L.P.
Summary U.S. GAAP Condensed Consolidated Statements of Operations (Unaudited)

	Three Months Ended					LTM
	Mar 31, 2016	Jun 30, 2016	Sep 30, 2016	Dec 31, 2016	Mar 31, 2017	Mar 31, 2017
	(Dollars in millions, except per unit data)
Revenues
Fund management fees	$289.5	$272.5	$255.1	$259.0	$246.3	$1,032.9
Total performance fees	145.2	210.9	214.7	181.0	681.6	1,288.2
Total investment income (loss)	(9.6)	65.3	70.5	34.3	46.3	216.4
Revenue from consolidated entities	53.3	54.3	61.7	92.7	135.5	344.2
All other revenues	4.7	5.0	5.3	8.9	10.4	29.6
Total revenues	483.1	608.0	607.3	575.9	1,120.1	2,911.3

Expenses
Base compensation	166.3	149.9	154.3	176.6	146.0	626.8
Equity-based compensation	75.4	109.0	81.4	68.8	72.8	332.0
Total performance fee related compensation	69.5	96.5	110.9	76.2	317.1	600.7
General, administrative and other expenses	82.3	91.4	188.9	158.5	93.8	532.6
Expenses from consolidated entities	46.8	84.0	114.4	90.9	164.8	454.1
Interest and other nonoperating expenses	19.1	16.1	11.9	3.0	15.0	46.0
Total expenses	459.4	546.9	661.8	574.0	809.5	2,592.2

Net investment gains (losses) of consolidated funds	(8.4)	6.7	4.8	10.0	17.1	38.6
Income (loss) before provision for income taxes	15.3	67.8	(49.7)	11.9	327.7	357.7
Provision (benefit) for income taxes	7.4	24.3	1.0	(2.7)	5.8	28.4
Net income (loss)	7.9	43.5	(50.7)	14.6	321.9	329.3
Net income (loss) attributable to non-controlling interests in consolidated entities	(2.3)	1.6	(29.1)	70.8	3.3	46.6
Net income (loss) attributable to Carlyle Holdings	10.2	41.9	(21.6)	(56.2)	318.6	282.7
Net income (loss) attributable to non-controlling interests in Carlyle Holdings	1.8	35.8	(22.4)	(47.3)	235.6	201.7
Net income (loss) attributable to The Carlyle Group L.P.	$8.4	$6.1	$0.8	$(8.9)	$83.0	$81.0

Net income (loss) attributable to The Carlyle Group L.P. per common unit
Basic	$0.10	$0.07	$0.01	$(0.11)	$0.97
Diluted	$0.01	$0.07	$(0.02)	$(0.16)	$0.90

Income (loss) before provision for income taxes(1) was $328 million for Q1 2017, compared to $15 million for Q1 2016. The increase in income before provision for income taxes in Q1 2017 compared to Q1 2016 was primarily due to a $289 million increase in net performance fees and an increase in investment income of $56 million, which was partially offset by losses from consolidated entities.

Net income (loss) attributable to The Carlyle Group L.P. was $83 million, or $0.90 per common unit on a diluted basis for Q1 2017, compared to $8 million, or $0.01 per common unit on a diluted basis for Q1 2016.

(1) Income (loss) before provision for income taxes is the GAAP measure that is most directly comparable to Economic Net Income (ENI) and Distributable Earnings, which management uses to measure the performance of the business.  In most periods, income (loss) before provision for income taxes will be lower than ENI principally due to excluding from ENI equity compensation from awards issued in conjunction with the initial public offering, acquisitions and strategic investments, as well as other acquisition-related charges, including amortization of intangibles and impairment.  In periods of positive earnings, net income (loss) attributable to The Carlyle Group L.P. typically will be lower than ENI as net income (loss) attributable to The Carlyle Group L.P. only includes the portion of earnings (approximately 26% before taxes as of March 31, 2017) that is attributable to the public unitholders whereas the calculation of ENI reflects the adjusted earnings attributable to all unitholders.  A full reconciliation is included on page 33. See "Non-GAAP Financial Information and Other Key Terms" for additional information.

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Non-GAAP Operating Results

Carlyle Group Summary ($ in millions, except unit and per unit amounts)

Economic Net Income	Q1 2016	Q2 2016	Q3 2016	Q4 2016	Q1 2017

Economic Net Income (pre-tax)	$88.5	$158.3	$53.5	$5.6	$400.1
Less (Add): Provision (Benefit) for income taxes (1)	30.3	43.2	(16.2)	(0.8)	35.5

Economic Net Income, After Taxes	$58.2	$115.1	$69.7	$6.4	$364.6

Adjusted Units (in millions)	326.1	328.6	330.2	330.2	333.7	(2)

Economic Net Income, After Taxes per Adjusted Unit	$0.18	$0.35	$0.21	$0.02	$1.09

Distributable Earnings

Distributable Earnings	$128.6	$287.5	$228.2	$7.4	$55.4
Less: Estimated foreign, state, and local taxes (3)	8.2	6.6	5.6	5.4	6.8

Distributable Earnings, After Taxes	$120.4	$280.9	$222.6	$2.0	$48.6

Allocating Distributable Earnings for only public unitholders of The Carlyle Group L.P.

Distributable Earnings to The Carlyle Group L.P.	$30.7	$72.9	$57.8	$0.5	$13.0
Less: Estimated current corporate income taxes (4)	1.4	1.4	1.4	1.2	1.5

Distributable Earnings to The Carlyle Group L.P. net of corporate income taxes	$29.3	$71.5	$56.4	$(0.7)	$11.5

Units in public float (in millions)	83.4	85.1	85.0	85.7	88.1	(5)
Distributable Earnings, net, per The Carlyle Group L.P. common unit outstanding	$0.35	$0.84	$0.66	$0.00	$0.13

	Quarter					LTM	% Change
$ in millions, except per unit data and where noted
	Q1 2016	Q2 2016	Q3 2016	Q4 2016	Q1 2017	Q2 16 - Q1 17	QoQ	YoY	LTM

Economic Net Income	89	158	54	6	400	618	7,045%	352%	191%

Fee-Related Earnings	51	45	31	(145)	26	(44)	118%	(50)%	NM

Net Performance Fees	75	115	142	61	394	713	549%	423%	285%

Realized Net Performance Fees	70	233	186	136	35	591	(74)%	(50)%	(13)%

Distributable Earnings	129	288	228	7	55	579	649%	(57)%	(36)%

Distributable Earnings per common unit (after taxes)	$0.35	$0.84	$0.66	$0.00	$0.13
Distribution per common unit	$0.26	$0.63	$0.50	$0.16	$0.10

Total Assets Under Management ($ in billions)	178.1	175.6	169.1	157.6	161.9		3%	(9)%	(9)%

Fee-Earning Assets Under Management ($ in billions)	130.3	125.3	123.8	115.0	114.9		0%	(12)%	(12)%

Note: Totals may not sum due to rounding.

(1) Represents the implied provision for income taxes that was calculated using a similar methodology as that used in calculating the provision for income taxes for The Carlyle Group L.P., without any reduction for non-controlling interests.
(2) For information regarding our calculation of Adjusted Units as of March 31, 2017, please see page 34.
(3) Represents the implied provision for current income taxes that was calculated using a similar methodology as that used in calculating the provision for current income taxes for The Carlyle Group L.P., without any reduction for non-controlling interests.
(4) Represents current corporate income taxes payable on Distributable Earnings allocated to Carlyle Holdings I GP Inc. and estimated current Tax Receivable Agreement payments owed.
(5) Includes 2,248,040 common units that were issued in May 2017 in connection with the vesting of deferred restricted common units. For purposes of this calculation, these common units have been added to the common units outstanding as of March 31, 2017 because they will participate in the unitholder distribution that will be paid on the common units in May 2017.

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Carlyle All Segment Results

Net Funds Raised				Invested Capital				Realized Proceeds				Fund Appreciation
Q1	$3.0 billion			Q1	$4.4 billion			Q1	$3.5 billion			Q1	6%
YTD:	$3.0 bn	LTM:	$11.1 bn	YTD:	$4.4 bn	LTM:	$17.0 bn	YTD:	$3.5 bn	LTM:	$28.5 bn	YTD:	6%	LTM:	18%

$ in millions, unless noted		Q1 2016	Q1 2017	Prior LTM	LTM	Commentary

	Fee-Related Earnings (FRE)	$51	$26	$199	$(44)
The decline in FRE compared to Q1 2016 was driven by a $36 million decline in fee revenues attributable to lower transaction and portfolio advisory fees and lower Fee- Earning AUM, offset by a $14 million decrease in cash compensation expense. The decline compared to the prior LTM was primarily due to the $175 million in net charges taken within Global Market Strategies (GMS) in Q4 2016.

Net Realized Performance Fees in Q1 2017 were primarily driven by secondary sales in Bank of Butterfield (Financial Services I) and Focus Media (Carlyle Asia Partners III), and the strategic sale of ITRS in Europe (Carlyle Europe Technology II).

Realized Investment Loss in Q1 2017 was due primarily to losses in Urbplan in Real Assets. The decline relative to Q1 2016 was driven by higher Urbplan Desenvolvimento Urbano S.A. ("Urbplan") losses and fewer investment realizations.

+	Net Realized Performance Fees	70	35	680	591

+	Realized Investment Income/(Loss)	8	(5)	25	32

=	Distributable Earnings	$129	$55	$904	$579

	Fee-Related Earnings (FRE)	$51	$26	$199	$(44)
Net Performance Fees were driven by carry fund appreciation of 6% in the quarter and 18% for the LTM. Approximately 65% of Q1 2017 Net Performance Fees were generated by our current generation of carry funds that continue to invest new capital and approximately 35% was driven by fully invested funds that are actively realizing investments.

Investment Income was driven by gains in our Europe and Asia buyout fund investments, investments in NGP funds, and structured credit and GMS carry funds, offset by losses at Urbplan.

Equity-based compensation was generally consistent the past two years, at approximately $30 million per quarter.

+	Net Performance Fees	75	394	185	713

+	Investment Income/(Loss)	(6)	11	(1)	67

–	Equity-based Compensation	31	30	121	118

–	Other[1]	—	—	50	—

=	Economic Net Income	$89	$400	$212	$618

	Fee-Earning Assets Under Management ($ bn)	$130.3	$114.9
Fee-Earning AUM declined relative to Q1 2016 primarily due to strong realizations across the portfolio, the impact of approximately $7 billion in hedge fund platform related outflows and redemptions, and the negative impact of foreign exchange. Funds raised during the quarter include final closings in our new distressed credit fund and the AlpInvest Secondaries program.

Note: LTM, or last twelve months, refers to the period Q2 2016 through Q1 2017. Prior LTM, or the prior rolling 12-month period, refers to the period Q2 2015 through Q1 2016.
(1) Includes a $50 million reserve for ongoing litigation and contingencies taken in Q4 2015, that was allocated to the segments in the following manner: Corporate Private Equity ($27 million), Real Assets ($9 million), Global Market Strategies ($9 million) and Investment Solutions ($5 million).

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Corporate Private Equity (CPE)

Net Funds Raised				Invested Capital				Realized Proceeds				Fund Appreciation
Q1	$0.2 billion			Q1	$2.5 billion			Q1	$1.0 billion			Q1	9%
YTD:	$0.2 bn	LTM:	$0.8 bn	YTD:	$2.5 bn	LTM:	$7.1 bn	YTD:	$1.0 bn	LTM:	$13.4 bn	YTD:	9%	LTM:	18%

$ in millions, unless noted		Q1 2016	Q1 2017	Prior LTM	LTM	Commentary

	Fee-Related Earnings (FRE)	$32	$10	$116	$68
The decline in FRE compared to Q1 2016 was driven by a $23 million decline in fee revenue, with $12 million of the decline attributable to lower transaction and portfolio advisory fees and $11 million of the decline was attributable to lower management fees related to lower Fee- Earning AUM, partially offset by a $5 million decline in cash compensation.

CPE Net Realized Performance Fees in Q1 2017 were primarily driven by exits in Global Financial Services I, Carlyle Asia Partners III, and Carlyle Europe Technology II.

+	Net Realized Performance Fees	68	25	567	546

+	Realized Investment Income	5	—	25	56

=	Distributable Earnings	$105	$35	$709	$670

	Fee-Related Earnings (FRE)	$32	$10	$116	$68
Net Performance Fees were driven by fund appreciation in CPE of 9% in the quarter and 18% over the LTM.

During the quarter, Carlyle Partners V and VI appreciated 21% and 7% respectively, Carlyle Asia Partners IV appreciated 25%, and Carlyle Europe Technology Partners II appreciated 34%. Each of these funds is in accrued carry and positively impacted Net Performance Fees and Accrued Performance Fees for the quarter.

+	Net Performance Fees	19	313	112	447

+	Investment Income/(Loss)	(2)	6	6	57

–	Equity-based Compensation	18	15	66	67

–	Other[1]	—	—	27	—

=	Economic Net Income	$32	$313	$143	$505

	Fee-Earning Assets Under Management ($ bn)	$40.9	$36.9
Fee-Earning AUM declined relative to Q1 2016 primarily due to a strong level of realizations and limited net funds raised. Funds raised during the quarter include capital for our latest vintage Asia Growth fund and certain co-investment vehicles.

(1) For a description of the "Other" amount, please see page 5.

Corporate Private Equity						LTM	% Change
$ in millions, except per unit data and where noted
	Q1 2016	Q2 2016	Q3 2016	Q4 2016	Q1 2017	Q2 16 - Q1 17	QoQ	YoY	LTM

Economic Net Income	32	58	63	71	313	505	343%	873%	254%

Fee-Related Earnings	32	23	17	19	10	68	(47)%	(69)%	(41)%

Net Performance Fees	19	33	101	0	313	447	100%	1,529%	298%

Realized Net Performance Fees	68	195	168	159	25	546	(84)%	(63)%	(4)%

Distributable Earnings	105	235	209	191	35	670	(81)%	(66)%	(5)%

Total Assets Under Management ($ in billions)	61.1	57.6	54.6	50.9	53.0		4%	(13)%	(13)%

Fee-Earning Assets Under Management ($ in billions)	40.9	38.9	37.8	36.3	36.9		2%	(10)%	(10)%

Note: Totals may not sum due to rounding.

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Real Assets

Net Funds Raised				Invested Capital				Realized Proceeds				Fund Appreciation
Q1	$1.0 billion			Q1	$0.7 billion			Q1	$0.6 billion			Q1	5%
YTD:	$1.0 bn	LTM:	$2.0 bn	YTD:	$0.7 bn	LTM:	$5.2 bn	YTD:	$0.6 bn	LTM:	$5.4 bn	YTD:	5%	LTM:	23%

Note: Invested capital, realized proceeds, and fund appreciation are for carry funds only.

$ in millions, unless noted		Q1 2016	Q1 2017	Prior LTM	LTM	Commentary

	Fee-Related Earnings (FRE)	$16	$5	$69	$43
The FRE decline compared to Q1 2016 was driven by a $9 million decline in fee revenues partially owing to a $4 million decline in catch-up management fees as well as lower Fee-Earning AUM. The decrease compared to the prior LTM was primarily driven by a decrease in catch-up management fees.

Net Realized Performance Fees in Q1 2017 were primarily driven by our U.S. and Europe Real Estate funds.

Realized Investment Loss in Q1 2017 was driven by losses in Urbplan.

+	Net Realized Performance Fees	1	7	90	21

+	Realized Investment Income (Loss)	2	(8)	(5)	(31)

=	Distributable Earnings (DE)	$20	$4	$154	$33

	Fee-Related Earnings (FRE)	$16	$5	$69	$43
Net Performance Fees were driven by fund appreciation in Real Assets of 5% in the quarter and 23% over the LTM.

U.S. Real Estate funds CRP VII and CRP V appreciated 4% and 6%, respectively, while NGP XI appreciated 16% in Q1 2017.

The investment loss in Q1 2017 is primarily attributable to losses in Urbplan, and partially offset by appreciation in investments in NGP funds.

+	Net Performance Fees	54	66	89	220

+	Investment Income/(Loss)	(3)	(3)	3	(20)

–	Equity-based Compensation	6	9	24	29

–	Other[1]	—	—	9	—

=	Economic Net Income	$62	$59	$128	$214

	Fee-Earning Assets Under Management ($ bn)	$30.7	$27.2
Fee-Earning AUM declined relative to Q1 2016 primarily due to significant realizations, partially offset by net funds raised. Funds raised during the quarter primarily owed to new capital for our first Core Plus real estate fund and several co-investment vehicles.

(1) For a description of the "Other" amount, please see page 5.

Real Assets						LTM	% Change
$ in millions, except per unit data and where noted
	Q1 2016	Q2 2016	Q3 2016	Q4 2016	Q1 2017	Q2 16 - Q1 17	QoQ	YoY	LTM

Economic Net Income	62	79	4	73	59	214	(18)%	(3)%	68%

Fee-Related Earnings	16	15	14	9	5	43	(46)%	(69)%	(38)%

Net Performance Fees	54	74	28	52	66	220	27%	23%	148%

Realized Net Performance Fees	1	34	11	(30)	7	21	123%	570%	(76)%

Distributable Earnings	20	39	10	(20)	4	33	118%	(82)%	(78)%

Total Assets Under Management ($ in billions)	36.7	37.5	35.7	34.3	35.6		4%	(3)%	(3)%

Fee-Earning Assets Under Management ($ in billions)	30.7	30.4	28.9	27.5	27.2		(1)%	(11)%	(11)%

Note: Totals may not sum due to rounding.

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Global Market Strategies (GMS)

Net Funds Raised				Invested Capital				Realized Proceeds				Fund Appreciation
Q1	$0.4 billion			Q1	$0.3 billion			Q1	$0.1 billion			Q1	7%
YTD:	$0.4 bn	LTM:	$4.4 bn	YTD:	$0.3 bn	LTM:	$0.9 bn	YTD:	$0.1 bn	LTM:	$0.5 bn	YTD:	7%	LTM:	8%

Note: Invested capital, realized proceeds, and fund appreciation are for carry funds only.

$ in millions, unless noted		Q1 2016	Q1 2017	Prior LTM	LTM	Commentary

	Fee-Related Earnings (FRE)	$(1)	$3	$6	$(178)
The FRE increase compared to Q1 2016 was driven by an $8 million decline in cash compensation, partially offset by a $3 million decline in fee revenues. Catch-up management fees in Q1 2017 were $3 million due to the final close of our latest vintage distressed debt fund. The decline in LTM FRE compared to the prior LTM was primarily driven by the impact of the net charges associated with the commodities business taken in 2016.

Net Realized Performance Fees in Q1 2017 were primarily driven by realized gains in our business development company.

+	Net Realized Performance Fees	1	3	20	21

+	Realized Investment Income	1	2	5	7

=	Distributable Earnings (DE)	$1	$8	$31	$(150)

	Fee-Related Earnings (FRE)	$(1)	$3	$6	$(178)
Net Performance Fees were driven by fund appreciation in GMS of 7% in the quarter and 8% over the LTM.

Our latest vintage distressed debt fund, Carlyle Strategic Partners IV, appreciated 26% in the quarter and the two predecessor funds also exhibited strong appreciation.

Investment Income was positively impacted by our CLOs and direct fund investments in our distressed debt funds.

+	Net Performance Fees	2	11	(25)	28

+	Investment Income/(Loss)	(1)	7	(9)	28

–	Equity-based Compensation	5	4	19	17

–	Other[1]	—	—	9	—

=	Economic Net Income	$(6)	$15	$(55)	$(138)

	Fee-Earning Assets Under Management ($ bn)	$28.6	$24.4
Fee-Earning AUM declined relative to Q1 2016 primarily due to $6 billion in outflows and the wind down of prior hedge fund interests, partially offset by final closes in our latest vintage distressed debt and energy mezzanine funds. During the quarter, we had a final close in our latest vintage distressed credit fund, CSP IV, and a follow-on closing in a new structured credit fund.

(1) For a description of the "Other" amount, please see page 5.

Global Market Strategies						LTM	% Change
$ in millions, except per unit data and where noted
	Q1 2016	Q2 2016	Q3 2016	Q4 2016	Q1 2017	Q2 16 - Q1 17	QoQ	YoY	LTM

Economic Net Income (Loss)	(6)	12	(11)	(155)	15	(138)	110%	380%	(149)%

Fee-Related Earnings	(1)	1	(5)	(177)	3	(178)	101%	350%	(2,881)%

Net Performance Fees	2	5	10	4	11	28	179%	489%	214%

Realized Net Performance Fees	1	5	8	6	3	21	(48)%	190%	4%

Distributable Earnings	1	7	4	(169)	8	(150)	105%	875%	(584)%

Total Assets Under Management ($ in billions)	34.0	34.7	34.1	29.4	29.4		0%	(13)%	(13)%

Fee-Earning Assets Under Management ($ in billions)	28.6	28.7	29.0	24.1	24.4		1%	(15)%	(15)%

Note: Totals may not sum due to rounding.

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Investment Solutions

Net Funds Raised				Invested Capital				Realized Proceeds				Fund Appreciation
Q1	$1.4 billion			Q1	$0.9 billion			Q1	$1.9 billion			Q1	3%
YTD:	$1.4 bn	LTM:	$3.9 bn	YTD:	$0.9 bn	LTM:	$3.8 bn	YTD:	$1.9 bn	LTM:	$9.1 bn	YTD:	3%	LTM:	15%

Note: Invested capital, realized proceeds, and fund appreciation are for carry funds only.

$ in millions, unless noted		Q1 2016	Q1 2017	Prior LTM	LTM	Commentary

	Fee-Related Earnings (FRE)	$3	$8	$7	$23
The FRE increase compared to Q1 2016 was driven by a $5 million decline in cash compensation and G&A expenses, partially offset by a $1 million decline in fee revenues owing to lower Fee-Earning AUM.

The FRE increase compared to prior LTM was primarily driven by a $29 million decline in cash compensation and G&A expenses, largely attributable to the closure of our fund of hedge funds business during Q1 2016, partially offset by a $10 million decline in management fees.

+	Net Realized Performance Fees	1	1	3	2

+	Realized Investment Income	—	—	—	—

=	Distributable Earnings (DE)	$4	$9	$10	$25

	Fee-Related Earnings (FRE)	$3	$8	$7	$23	Net performance fees were driven by fund appreciation in Investment Solutions of 3% in the quarter and 15% for the LTM.

+	Net Performance Fees	—	5	9	17

+	Investment Income/(Loss)	(1)	1	(1)	2

–	Equity-based Compensation	2	2	12	6

–	Other[1]	—	—	5	—

=	Economic Net Income	$—	$12	$(3)	$36

	Fee-Earning Assets Under Management ($ bn)	$30.2	$26.4
Fee-Earning AUM declined relative to Q1 2016 primarily due to the impact of equity distributions and negative impact of foreign exchange, partially offset by inflows and net funds raised. Funds raised during the quarter include a final close on the latest vintage AlpInvest Secondaries program and closes on several other fund vehicles.

(1) For a description of the "Other" amount, please see page 5.

Investment Solutions						LTM	% Change
$ in millions, except per unit data and where noted
	Q1 2016	Q2 2016	Q3 2016	Q4 2016	Q1 2017	Q2 16 - Q1 17	QoQ	YoY	LTM

Economic Net Income (Loss)	0	9	(3)	17	12	36	(30)%	NM	NM

Fee-Related Earnings	3	6	5	3	8	23	142%	142%	237%

Net Performance Fees	0	4	3	5	5	17	(4)%	NM	90%

Realized Net Performance Fees	1	1	1	1	1	2	(44)%	0%	(23)%

Distributable Earnings	4	7	6	4	9	25	100%	126%	157%

Total Assets Under Management ($ in billions)	46.3	45.7	44.7	43.1	44.0		2%	(5)%	(5)%

Fee-Earning Assets Under Management ($ in billions)	30.2	27.2	28.1	27.1	26.4		(3)%	(13)%	(13)%

Note: Totals may not sum due to rounding.

Page | 9

Fund Activity Metrics ($ billions)

By Quarter	By Sub-segment

Fundraising

Invested Capital

Realized Proceeds

Note: Totals may not sum due to rounding.
(1) Net of redemptions.

Page | 10

Carry Fund Appreciation and Net Accrued Performance Fees
Carlyle's carry fund portfolio appreciated 6% during Q1 2017 and 18% over the past twelve months. Carlyle's private carry fund portfolio appreciated 8% and the public carry fund portfolio appreciated 7% during Q1 2017, excluding Investment Solutions. Q1 2017 carry fund valuations were positively impacted by strength in our fifth and sixth U.S. Buyout funds (CP V/VI), our latest vintage Asia Buyout fund (CAP IV), and our latest vintage NGP Energy fund (NGP XI), among others.

	Quarter					LTM	Net Accrued Performance Fees
Fund Valuations ($ in millions)	Q1 2016	Q2 2016	Q3 2016	Q4 2016	Q1 2017	Q2 2016 - Q1 2017	Q1 2017
Overall Carry Fund Appreciation/(Depreciation) (1)	0%	4%	3%	5%	6%	18%

Corporate Private Equity (2)	1%	4%	3%	4%	9%	18%	$1,002
Buyout	1%	4%	3%	4%	9%	19%	$957
Growth Capital	(2)%	3%	0%	3%	7%	13%	$45

Real Assets (2)	1%	7%	4%	4%	5%	23%	$341
Real Estate	8%	8%	0%	3%	5%	16%	$269
Natural Resources (3)	(2)%	11%	12%	0%	7%	38%	$89
Legacy Energy	(3)%	3%	1%	9%	3%	16%	$(17)

Global Market Strategies Carry Funds (2)	(12)%	(2)%	0%	2%	7%	8%	$42

Investment Solutions Carry Funds (2)	0%	3%	2%	7%	3%	15%	$47

Net Accrued Performance Fees							$1,432

Note: The sum of quarters may not equal LTM.
(1) Appreciation/(Depreciation) represents unrealized gain/(loss) for the period on a total return basis before fees and expenses. The percentage of return is calculated as: ending remaining investment fair market value plus net investment outflow (sales proceeds minus net purchases) minus beginning remaining investment fair market value divided by beginning remaining investment fair market value. Fund only, does not include co-investment.
(2) We generally earn performance fees (or carried interest) from our carry funds representing a 20% allocation of profits generated on third-party capital, and on which the general partner receives a special residual allocation of income from limited partners, which we refer to as carried interest, in the event that specified investment returns are achieved by the fund. Disclosures referring to carry funds also include the impact of certain commitments that do not earn carried interest, but are either part of, or associated with our carry funds. The rate of carried interest, as well as the share of carried interest allocated to Carlyle, may vary across the carry fund platform. See "Non-GAAP Financial Information and Other Key Terms" for more information.
(3) Natural Resources is comprised of NGP, infrastructure, power and international energy funds.
(4) Other primarily reflects the impact of foreign exchange.

Page | 11

Total Assets Under Management

$ in billions, unless noted			vs. Last Quarter		vs. One Year Ago
		Q1 2017	Q4 2016%		Q1 2016%		Commentary

Total Assets Under Management	CPE	53.0	50.9	4%	61.1	(13)%	Total AUM of $162 billion increased 3% from Q4 2016 primarily due to sequential appreciation in CPE, Real Assets and Investment Solutions carry funds. Total AUM declined 9% from Q1 2016.
	RA	35.6	34.3	4%	36.7	(3)%
	GMS	29.4	29.4	0%	34.0	(13)%
	IS	44.0	43.1	2%	46.3	(5)%
	Total	161.9	157.6	3%	178.1	(9)%

Remaining Fair Value and Available Capital

$160
$120
$80
$40
$0
$61.0
$29.1
$20.0
$1.9
$112.1
$49.9
$161.9
IS
$44.0
GMS
$29.4
RA
$35.6
CPE
$53.0
CPE/RA/GMS Carry Funds
Inv. Sols Carry Funds
Credit [2] (Non-Carry Fund)
Other [3]
Total Remaining Fair Value
Available Capital
Total AUM

Available Capital: $50 billion
CPE $16.1
RA $11.9
GMS $7.0
IS $14.9

$61 billion
Buyout 54%
Growth Capital 6%
Real Estate 14%
Natural Resources 12%
Legacy Energy 10%
GMS Carry Funds 4%

Aged 4+ Years [4]
33%

Publicly Traded
16%

In-Carry Ratio [5]
61%

Remaining Fair Value: Investment Solutions Carry Funds

$29 billion
MRE 4%
AlpInvest - Co-Investments 17%
AlpInvest - Primary 60%
AlpInvest - Mezzanine 3%
AlpInvest - Secondary 17%

Note: Data as of March 31, 2017. Totals may not sum due to rounding. (1) Comprised of foreign exchange impact, changes in CLO collateral balances, net subscriptions/(redemptions) in the hedge fund platform and the impact of capital calls for fees and expenses. (2) Comprised of Structured Credit ($18.3 billion) and BDC ($1.7 billion). (3) Includes NGP Management Fee funds. (4) Reflects percentage of remaining fair value attributable to investments originated in 2012 or prior. (5) Reflects percentage of remaining fair value attributable to funds or vehicles in an accrued carry position as of March 31, 2017.

Page | 12

Fee-Earning Assets Under Management

$ in billions, unless noted			vs. Last Quarter		vs. One Year Ago
		Q1 2017	Q4 2016%		Q1 2016%		Commentary

Fee-Earning Assets Under Management	CPE	36.9	36.3	2%	40.9	(10)%
Fee-Earning AUM was largely flat relative to Q4 2016, because new inflows largely offset realizations and step downs.

Fee-Earning AUM declined 12% relative to Q1 2016 largely driven by realizations in all segments and the elimination of approximately $7 billion of hedge fund platform related FEAUM.

	RA	27.2	27.5	(1)%	30.7	(12)%
	GMS	24.4	24.1	1%	28.6	(15)%
	IS	26.4	27.1	(2)%	30.2	(12)%
	Total	114.9	115.0	0%	130.3	(12)%

Note: As of March 31, 2017.

Balance Sheet Highlights
The amounts presented below exclude the effect of U.S. GAAP consolidation eliminations on investments and accrued performance fees, as well as cash and debt associated with Carlyle’s consolidated funds. All data is as of March 31, 2017.

•	Cash and Cash Equivalents and Corporate Treasury Investments(1) of $948 million.

•	On-balance sheet investments attributable to unitholders of $586 million, excluding the equity investment by Carlyle in NGP Energy Capital Management.

•
Net accrued performance fees attributable to unitholders of $1.4 billion. These performance fees are comprised of $3.0 billion of gross accrued performance fees, less $0.2 billion in accrued giveback obligation and $1.4 billion in accrued performance fee compensation and non-controlling interest.

•	Debt obligations, consisting of loans, senior notes, and promissory notes totaling $1.3 billion.

During Q1 2017, Carlyle repurchased and retired 14,190 units for an aggregate purchase price of $0.2 million. Cumulatively through March 31, 2017, Carlyle has repurchased and retired 3.7 million units for an aggregate purchase price of $59.1 million as part of its previously announced $200 million unit repurchase program, with the majority of repurchases done via open market transactions.

(1) Corporate Treasury investments represent investments in U.S. Treasury and government agency obligations, commercial paper, certificates of deposit, other investment grade securities and other investments with original maturities of greater than three months when purchased.

Page | 13

Conference Call
Carlyle will host a conference call at 8:30 a.m. EDT on Wednesday, May 3, 2017, to announce its first quarter 2017 financial results. The call may be accessed by dialing +1 (800) 850-2903 (U.S.) or +1 (253) 237-1169 (international) and referencing “The Carlyle Group Financial Results Call.” The conference call will be webcast simultaneously via a link on Carlyle’s investor relations website at ir.carlyle.com and an archived replay of the webcast also will be available on the website soon after the live call.
About The Carlyle Group
The Carlyle Group (NASDAQ: CG) is a global alternative asset manager with $162 billion of assets under management across 287 investment vehicles as of March 31, 2017. Carlyle’s purpose is to invest wisely and create value on behalf of its investors, many of whom are public pensions. Carlyle invests across four segments – Corporate Private Equity, Real Assets, Global Market Strategies and Investment Solutions – in Africa, Asia, Australia, Europe, the Middle East, North America and South America. Carlyle has expertise in various industries, including: aerospace, defense & government services, consumer & retail, energy, financial services, healthcare, industrial, real estate, technology & business services, telecommunications & media and transportation. The Carlyle Group employs more than 1,550 people in 31 offices across six continents.
Web: www.carlyle.com
Videos: www.youtube.com/onecarlyle
Tweets: www.twitter.com/onecarlyle
Podcasts: www.carlyle.com/about-carlyle/market-commentary
Contacts:
Public Market Investor Relations    Media
Daniel Harris    Jordan DeJarnette
Phone: +1 (212) 813-4527    Phone: +1 (202) 729-5025
daniel.harris@carlyle.com    jordan.dejarnette@carlyle.com

Forward Looking Statements
This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include, but are not limited to, statements related to our expectations regarding the performance of our business, our financial results, our liquidity and capital resources, contingencies, our distribution policy, and other non-historical statements. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks, uncertainties and assumptions. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements including, but not limited to, those described under the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2016 filed with the SEC on February 16, 2017, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in our filings with the SEC. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law.
This release does not constitute an offer for any Carlyle fund.

Page | 14

The Carlyle Group L.P.
GAAP Statement of Operations (Unaudited)

	Three Months Ended
	Mar 31, 2016	Mar 31, 2017
	(Dollars in millions, except unit and per unit data)
Revenues
Fund management fees	$289.5	$246.3
Performance fees
Realized	131.8	83.2
Unrealized	13.4	598.4
Total performance fees	145.2	681.6
Investment income (loss)
Realized	12.6	(0.2)
Unrealized	(22.2)	46.5
Total investment income (loss)	(9.6)	46.3
Interest and other income	4.7	10.4
Interest and other income of Consolidated Funds	28.9	42.9
Revenue of a consolidated real estate VIE	24.4	92.6
Total revenues	483.1	1,120.1

Expenses
Compensation and benefits
Base compensation	166.3	146.0
Equity-based compensation	75.4	72.8
Performance fee related
Realized	61.6	45.8
Unrealized	7.9	271.3
Total compensation and benefits	311.2	535.9
General, administrative and other expenses	82.3	93.8
Interest	15.3	15.0
Interest and other expenses of Consolidated Funds	23.4	45.2
Interest and other expenses of a consolidated real estate VIE	23.4	119.6
Other non-operating expense	3.8	—
Total expenses	459.4	809.5

Other income (loss)
Net investment gains (losses) of Consolidated Funds	(8.4)	17.1

Income before provision for income taxes	15.3	327.7
Provision for income taxes	7.4	5.8
Net income	7.9	321.9
Net income (loss) attributable to non-controlling interests in consolidated entities	(2.3)	3.3
Net income attributable to Carlyle Holdings	10.2	318.6
Net income attributable to non-controlling interests in Carlyle Holdings	1.8	235.6
Net income attributable to The Carlyle Group L.P.	$8.4	$83.0

Net income attributable to The Carlyle Group L.P. per common unit
Basic	$0.10	$0.97
Diluted (1)	$0.01	$0.90

Weighted-average common units
Basic	80,885,060	85,337,534
Diluted	299,949,767	91,967,452

(1) Included in net income attributable to The Carlyle Group L.P. on a fully diluted basis is incremental net income from the assumed exchange of Carlyle Holdings partnership units of $6.4 million for the three months ended March 31, 2016.

Page | 15

Total Segment Information (Unaudited)
The following table sets forth information in the format used by management when making resource deployment decisions and in assessing the performance of our segments. The information below is the aggregate results of our four segments.

	Three Months Ended			Twelve Months Ended
Total Segments	Mar 31, 2016	Dec 31, 2016	Mar 31, 2017	Mar 31, 2016	Mar 31, 2017
	(Dollars in millions)
Segment Revenues
Fund level fee revenues
Fund management fees	$279.9	$265.8	$255.6	$1,181.2	$1,061.5
Portfolio advisory fees, net	3.2	3.8	4.0	12.8	17.4
Transaction fees, net	20.3	6.9	7.7	28.3	18.6
Total fee revenues	303.4	276.5	267.3	1,222.3	1,097.5
Performance fees
Realized	132.0	296.6	83.0	1,245.1	1,166.8
Unrealized	16.0	(158.2)	631.7	(789.6)	151.6
Total performance fees	148.0	138.4	714.7	455.5	1,318.4
Investment income (loss)
Realized	7.5	17.0	(5.4)	24.7	32.0
Unrealized	(13.9)	(2.5)	16.0	(25.5)	35.3
Total investment income (loss)	(6.4)	14.5	10.6	(0.8)	67.3
Interest income	3.0	2.2	3.4	7.0	10.6
Other income	3.1	3.9	5.2	14.6	14.9
Total revenues	451.1	435.5	1,001.2	1,698.6	2,508.7

Segment Expenses
Compensation and benefits
Direct base compensation	121.8	99.7	108.3	477.6	423.6
Indirect base compensation	39.8	49.1	39.0	160.9	163.4
Equity-based compensation	31.4	24.4	30.1	120.6	118.3
Performance fee related
Realized	61.9	161.0	47.7	564.9	576.3
Unrealized	10.8	(83.3)	272.9	(294.6)	29.6
Total compensation and benefits	265.7	250.9	498.0	1,029.4	1,311.2
General, administrative, and other indirect expenses	74.4	156.8	80.6	370.7	489.7
Depreciation and amortization expense	7.3	7.2	7.5	27.4	29.2
Interest expense	15.2	15.0	15.0	58.7	61.1
Total expenses	362.6	429.9	601.1	1,486.2	1,891.2

Economic Net Income	$88.5	$5.6	$400.1	$212.4	$617.5
(-) Net Performance Fees	75.3	60.7	394.1	185.2	712.5
(-) Investment Income (Loss)	(6.4)	14.5	10.6	(0.8)	67.3
(+) Equity-based compensation	31.4	24.4	30.1	120.6	118.3
(+) Reserve for Litigation and Contingencies	—	(100.0)	—	50.0	—
(=) Fee Related Earnings	$51.0	$(145.2)	$25.5	$198.6	$(44.0)
(+) Realized Net Performance Fees	70.1	135.6	35.3	680.2	590.5
(+) Realized Investment Income (Loss)	7.5	17.0	(5.4)	24.7	32.0
(=) Distributable Earnings	$128.6	$7.4	$55.4	$903.5	$578.5

Page | 16

Total Segment Information (Unaudited), cont.

	Three Months Ended
						Mar 31, 2017 vs.
Total Segments	Mar 31, 2016	Jun 30, 2016	Sep 30, 2016	Dec 31, 2016	Mar 31, 2017	Mar 31, 2016	Dec 31, 2016
	(Dollars in millions)

Revenues
Segment fee revenues
Fund management fees	$279.9	$279.7	$260.4	$265.8	$255.6	$(24.3)	$(10.2)
Portfolio advisory fees, net	3.2	5.8	3.8	3.8	4.0	0.8	0.2
Transaction fees, net	20.3	2.6	1.4	6.9	7.7	(12.6)	0.8
Total fee revenues	303.4	288.1	265.6	276.5	267.3	(36.1)	(9.2)
Performance fees
Realized	132.0	406.3	380.9	296.6	83.0	(49.0)	(213.6)
Unrealized	16.0	(196.0)	(125.9)	(158.2)	631.7	615.7	789.9
Total performance fees	148.0	210.3	255.0	138.4	714.7	566.7	576.3
Investment income (loss)
Realized	7.5	9.3	11.1	17.0	(5.4)	(12.9)	(22.4)
Unrealized	(13.9)	19.6	2.2	(2.5)	16.0	29.9	18.5
Total investment income (loss)	(6.4)	28.9	13.3	14.5	10.6	17.0	(3.9)
Interest income	3.0	2.5	2.5	2.2	3.4	0.4	1.2
Other income	3.1	2.7	3.1	3.9	5.2	2.1	1.3
Total revenues	451.1	532.5	539.5	435.5	1,001.2	550.1	565.7

Expenses
Compensation and benefits
Direct base compensation	121.8	108.5	107.1	99.7	108.3	(13.5)	8.6
Indirect base compensation	39.8	38.4	36.9	49.1	39.0	(0.8)	(10.1)
Equity-based compensation	31.4	30.9	32.9	24.4	30.1	(1.3)	5.7
Performance fee related
Realized	61.9	173.0	194.6	161.0	47.7	(14.2)	(113.3)
Unrealized	10.8	(78.1)	(81.9)	(83.3)	272.9	262.1	356.2
Total compensation and benefits	265.7	272.7	289.6	250.9	498.0	232.3	247.1
General, administrative, and other indirect expenses	74.4	78.7	173.6	156.8	80.6	6.2	(76.2)
Depreciation and amortization expense	7.3	7.3	7.2	7.2	7.5	0.2	0.3
Interest expense	15.2	15.5	15.6	15.0	15.0	(0.2)	—
Total expenses	362.6	374.2	486.0	429.9	601.1	238.5	171.2

Economic Net Income	$88.5	$158.3	$53.5	$5.6	$400.1	$311.6	$394.5
(-) Net Performance Fees	75.3	115.4	142.3	60.7	394.1	318.8	333.4
(-) Investment Income (Loss)	(6.4)	28.9	13.3	14.5	10.6	17.0	(3.9)
(+) Equity-based compensation	31.4	30.9	32.9	24.4	30.1	(1.3)	5.7
(+) Reserve for Litigation and Contingencies	—	—	100.0	(100.0)	—	—	100.0
(=) Fee Related Earnings	$51.0	$44.9	$30.8	$(145.2)	$25.5	$(25.5)	$170.7
(+) Realized Net Performance Fees	70.1	233.3	186.3	135.6	35.3	(34.8)	(100.3)
(+) Realized Investment Income (Loss)	7.5	9.3	11.1	17.0	(5.4)	(12.9)	(22.4)
(=) Distributable Earnings	$128.6	$287.5	$228.2	$7.4	$55.4	$(73.2)	$48.0

Page | 17

Corporate Private Equity Segment Results (Unaudited)

	Three Months Ended
						Mar 31, 2017 vs.
Corporate Private Equity	Mar 31, 2016	Jun 30, 2016	Sep 30, 2016	Dec 31, 2016	Mar 31, 2017	Mar 31, 2016	Dec 31, 2016
	(Dollars in millions)

Revenues
Segment fee revenues
Fund management fees	$127.2	$126.8	$122.9	$122.0	$115.7	$(11.5)	$(6.3)
Portfolio advisory fees, net	3.1	5.2	2.9	3.3	3.8	0.7	0.5
Transaction fees, net	20.3	2.6	1.4	6.9	7.7	(12.6)	0.8
Total fee revenues	150.6	134.6	127.2	132.2	127.2	(23.4)	(5.0)
Performance fees
Realized	126.2	337.9	311.1	285.3	51.3	(74.9)	(234.0)
Unrealized	(93.1)	(278.9)	(124.2)	(281.3)	515.3	608.4	796.6
Total performance fees	33.1	59.0	186.9	4.0	566.6	533.5	562.6
Investment income (Loss)
Realized	4.5	18.0	24.1	13.7	0.2	(4.3)	(13.5)
Unrealized	(6.1)	3.0	(9.6)	1.7	5.5	11.6	3.8
Total investment income (Loss)	(1.6)	21.0	14.5	15.4	5.7	7.3	(9.7)
Interest income	0.9	0.9	0.9	0.7	1.1	0.2	0.4
Other income	1.5	1.2	1.3	2.0	1.3	(0.2)	(0.7)
Total revenues	184.5	216.7	330.8	154.3	701.9	517.4	547.6

Expenses
Compensation and benefits
Direct base compensation	59.8	53.3	52.7	45.0	55.4	(4.4)	10.4
Indirect base compensation	19.6	18.2	17.8	23.2	18.7	(0.9)	(4.5)
Equity-based compensation	17.8	18.4	19.8	13.3	15.0	(2.8)	1.7
Performance fee related
Realized	58.6	143.3	143.5	126.7	26.1	(32.5)	(100.6)
Unrealized	(44.7)	(117.4)	(57.8)	(122.7)	227.8	272.5	350.5
Total compensation and benefits	111.1	115.8	176.0	85.5	343.0	231.9	257.5
General, administrative, and other indirect expenses	30.9	32.0	81.4	(12.4)	35.0	4.1	47.4
Depreciation and amortization expense	3.4	3.4	3.4	3.4	3.7	0.3	0.3
Interest expense	6.9	7.3	7.0	7.0	6.8	(0.1)	(0.2)
Total expenses	152.3	158.5	267.8	83.5	388.5	236.2	305.0

Economic Net Income	$32.2	$58.2	$63.0	$70.8	$313.4	$281.2	$242.6
(-) Net Performance Fees	19.2	33.1	101.2	—	312.7	293.5	312.7
(-) Investment Income (Loss)	(1.6)	21.0	14.5	15.4	5.7	7.3	(9.7)
(+) Equity-based compensation	17.8	18.4	19.8	13.3	15.0	(2.8)	1.7
(+) Reserve for Litigation and Contingencies	—	—	49.8	(49.8)	—	—	49.8
(=) Fee Related Earnings	$32.4	$22.5	$16.9	$18.9	$10.0	$(22.4)	$(8.9)
(+) Realized Net Performance Fees	67.6	194.6	167.6	158.6	25.2	(42.4)	(133.4)
(+) Realized Investment Income	4.5	18.0	24.1	13.7	0.2	(4.3)	(13.5)
(=) Distributable Earnings	$104.5	$235.1	$208.6	$191.2	$35.4	$(69.1)	$(155.8)

Page | 18

Real Assets Segment Results (Unaudited)

	Three Months Ended
						Mar 31, 2017 vs.
Real Assets	Mar 31, 2016	Jun 30, 2016	Sep 30, 2016	Dec 31, 2016	Mar 31, 2017	Mar 31, 2016	Dec 31, 2016
	(Dollars in millions)

Revenues
Segment fee revenues
Fund management fees	$65.2	$66.5	$60.3	$59.1	$56.0	$(9.2)	$(3.1)
Portfolio advisory fees, net	—	0.1	—	0.1	0.1	0.1	—
Transaction fees, net	—	—	—	—	—	—	—
Total fee revenues	65.2	66.6	60.3	59.2	56.1	(9.1)	(3.1)
Performance fees
Realized	1.8	58.8	19.2	(26.7)	13.5	11.7	40.2
Unrealized	97.7	66.1	2.0	108.2	78.7	(19.0)	(29.5)
Total performance fees	99.5	124.9	21.2	81.5	92.2	(7.3)	10.7
Investment income (loss)
Realized	2.2	(9.5)	(14.1)	0.8	(8.1)	(10.3)	(8.9)
Unrealized	(4.7)	6.7	4.5	(5.1)	5.2	9.9	10.3
Total investment income (loss)	(2.5)	(2.8)	(9.6)	(4.3)	(2.9)	(0.4)	1.4
Interest income	0.5	0.4	0.4	0.4	0.6	0.1	0.2
Other income	0.4	0.2	0.4	0.6	0.4	—	(0.2)
Total revenues	163.1	189.3	72.7	137.4	146.4	(16.7)	9.0

Expenses
Compensation and benefits
Direct base compensation	20.2	18.0	17.2	16.7	19.7	(0.5)	3.0
Indirect base compensation	9.2	10.1	8.9	10.9	10.9	1.7	—
Equity-based compensation	6.2	7.0	7.1	6.0	8.8	2.6	2.8
Performance fee related
Realized	0.8	25.3	8.7	2.8	6.8	6.0	4.0
Unrealized	44.8	26.1	(15.7)	26.7	19.3	(25.5)	(7.4)
Total compensation and benefits	81.2	86.5	26.2	63.1	65.5	(15.7)	2.4
General, administrative, and other indirect expenses	14.9	18.6	37.2	(3.6)	15.6	0.7	19.2
Depreciation and amortization expense	1.5	1.5	1.4	1.5	1.8	0.3	0.3
Interest expense	4.0	4.0	4.1	3.9	4.1	0.1	0.2
Total expenses	101.6	110.6	68.9	64.9	87.0	(14.6)	22.1

Economic Net Income	$61.5	$78.7	$3.8	$72.5	$59.4	$(2.1)	$(13.1)
(-) Net Performance Fees	53.9	73.5	28.2	52.0	66.1	12.2	14.1
(-) Investment Income (Loss)	(2.5)	(2.8)	(9.6)	(4.3)	(2.9)	(0.4)	1.4
(+) Equity-based compensation	6.2	7.0	7.1	6.0	8.8	2.6	2.8
(+) Reserve for Litigation and Contingencies	—	—	21.6	(21.6)	—	—	21.6
(=) Fee Related Earnings	$16.3	$15.0	$13.9	$9.2	$5.0	$(11.3)	$(4.2)
(+) Realized Net Performance Fees	1.0	33.5	10.5	(29.5)	6.7	5.7	36.2
(+) Realized Investment Income (Loss)	2.2	(9.5)	(14.1)	0.8	(8.1)	(10.3)	(8.9)
(=) Distributable Earnings (Loss)	$19.5	$39.0	$10.3	$(19.5)	$3.6	$(15.9)	$23.1

Page | 19

Global Market Strategies Segment Results (Unaudited)

	Three Months Ended
						Mar 31, 2017 vs.
Global Market Strategies	Mar 31, 2016	Jun 30, 2016	Sep 30, 2016	Dec 31, 2016	Mar 31, 2017	Mar 31, 2016	Dec 31, 2016
	(Dollars in millions)

Revenues
Segment fee revenues
Fund management fees	$51.1	$52.2	$44.1	$48.1	$48.1	$(3.0)	$—
Portfolio advisory fees, net	0.1	0.5	0.1	0.4	0.1	—	(0.3)
Transaction fees, net	—	—	—	—	—	—	—
Total fee revenues	51.2	52.7	44.2	48.5	48.2	(3.0)	(0.3)
Performance fees
Realized	1.8	5.4	14.3	15.1	5.6	3.8	(9.5)
Unrealized	(0.3)	1.8	3.1	(3.4)	14.5	14.8	17.9
Total performance fees	1.5	7.2	17.4	11.7	20.1	18.6	8.4
Investment income (loss)
Realized	0.8	0.8	1.1	2.4	2.4	1.6	—
Unrealized	(2.1)	9.9	7.1	0.4	4.2	6.3	3.8
Total investment income (loss)	(1.3)	10.7	8.2	2.8	6.6	7.9	3.8
Interest income	1.5	1.1	1.1	1.0	1.6	0.1	0.6
Other income	1.1	1.2	1.2	1.2	3.4	2.3	2.2
Total revenues	54.0	72.9	72.1	65.2	79.9	25.9	14.7

Expenses
Compensation and benefits
Direct base compensation	23.2	22.2	20.9	21.1	17.1	(6.1)	(4.0)
Indirect base compensation	8.2	7.0	7.5	9.9	6.6	(1.6)	(3.3)
Equity-based compensation	5.0	4.4	4.4	3.8	4.3	(0.7)	0.5
Performance fee related
Realized	0.8	0.7	6.6	9.5	2.7	1.9	(6.8)
Unrealized	(1.1)	2.0	1.3	(1.6)	6.8	7.9	8.4
Total compensation and benefits	36.1	36.3	40.7	42.7	37.5	1.4	(5.2)
General, administrative, and other indirect expenses	19.2	20.2	37.7	172.9	23.2	4.0	(149.7)
Depreciation and amortization expense	1.5	1.6	1.5	1.6	1.2	(0.3)	(0.4)
Interest expense	2.7	2.8	3.0	2.8	2.6	(0.1)	(0.2)
Total expenses	59.5	60.9	82.9	220.0	64.5	5.0	(155.5)

Economic Net Income (Loss)	$(5.5)	$12.0	$(10.8)	$(154.8)	$15.4	$20.9	$170.2
(-) Net Performance Fees	1.8	4.5	9.5	3.8	10.6	8.8	6.8
(-) Investment Income (Loss)	(1.3)	10.7	8.2	2.8	6.6	7.9	3.8
(+) Equity-based compensation	5.0	4.4	4.4	3.8	4.3	(0.7)	0.5
(+) Reserve for Litigation and Contingencies	—	—	19.0	(19.0)	—	—	19.0
(=) Fee Related Earnings (Loss)	$(1.0)	$1.2	$(5.1)	$(176.6)	$2.5	$3.5	$179.1
(+) Realized Net Performance Fees	1.0	4.7	7.7	5.6	2.9	1.9	(2.7)
(+) Realized Investment Income (Loss)	0.8	0.8	1.1	2.4	2.4	1.6	—
(=) Distributable Earnings (Loss)	$0.8	$6.7	$3.7	$(168.6)	$7.8	$7.0	$176.4

Page | 20

                 Investment Solutions Segment Results (Unaudited)

	Three Months Ended
						Mar 31, 2017 vs.
Investment Solutions	Mar 31, 2016	Jun 30, 2016	Sep 30, 2016	Dec 31, 2016	Mar 31, 2017	Mar 31, 2016	Dec 31, 2016
	(Dollars in millions)

Revenues
Segment fee revenues
Fund management fees	$36.4	$34.2	$33.1	$36.6	$35.8	$(0.6)	$(0.8)
Portfolio advisory fees, net	—	—	0.8	—	—	—	—
Transaction fees, net	—	—	—	—	—	—	—
Total fee revenues	36.4	34.2	33.9	36.6	35.8	(0.6)	(0.8)
Performance fees
Realized	2.2	4.2	36.3	22.9	12.6	10.4	(10.3)
Unrealized	11.7	15.0	(6.8)	18.3	23.2	11.5	4.9
Total performance fees	13.9	19.2	29.5	41.2	35.8	21.9	(5.4)
Investment income (loss)
Realized	—	—	—	0.1	0.1	0.1	—
Unrealized	(1.0)	—	0.2	0.5	1.1	2.1	0.6
Total investment income (loss)	(1.0)	—	0.2	0.6	1.2	2.2	0.6
Interest income	0.1	0.1	0.1	0.1	0.1	—	—
Other income	0.1	0.1	0.2	0.1	0.1	—	—
Total revenues	49.5	53.6	63.9	78.6	73.0	23.5	(5.6)

Expenses
Compensation and benefits
Direct base compensation	18.6	15.0	16.3	16.9	16.1	(2.5)	(0.8)
Indirect base compensation	2.8	3.1	2.7	5.1	2.8	—	(2.3)
Equity-based compensation	2.4	1.1	1.6	1.3	2.0	(0.4)	0.7
Performance fee related
Realized	1.7	3.7	35.8	22.0	12.1	10.4	(9.9)
Unrealized	11.8	11.2	(9.7)	14.3	19.0	7.2	4.7
Total compensation and benefits	37.3	34.1	46.7	59.6	52.0	14.7	(7.6)
General, administrative, and other indirect expenses	9.4	7.9	17.3	(0.1)	6.8	(2.6)	6.9
Depreciation and amortization expense	0.9	0.8	0.9	0.7	0.8	(0.1)	0.1
Interest expense	1.6	1.4	1.5	1.3	1.5	(0.1)	0.2
Total expenses	49.2	44.2	66.4	61.5	61.1	11.9	(0.4)

Economic Net Income (Loss)	$0.3	$9.4	$(2.5)	$17.1	$11.9	$11.6	$(5.2)
(-) Net Performance Fees	0.4	4.3	3.4	4.9	4.7	4.3	(0.2)
(-) Investment Income (Loss)	(1.0)	—	0.2	0.6	1.2	2.2	0.6
(+) Equity-based compensation	2.4	1.1	1.6	1.3	2.0	(0.4)	0.7
(+) Reserve for Litigation and Contingencies	—	—	9.6	(9.6)	—	—	9.6
(=) Fee Related Earnings	$3.3	$6.2	$5.1	$3.3	$8.0	$4.7	$4.7
(+) Realized Net Performance Fees	0.5	0.5	0.5	0.9	0.5	—	(0.4)
(+) Realized Investment Income	—	—	—	0.1	0.1	0.1	—
(=) Distributable Earnings	$3.8	$6.7	$5.6	$4.3	$8.6	$4.8	$4.3
Page | 21

Total Assets Under Management Roll Forward (Unaudited)

	Corporate Private Equity			Real Assets			Global Market Strategies (9)			Investment Solutions (10)			Total
(USD in millions)	Available Capital	Fair Value of Capital	Total AUM	Available Capital	Fair Value of Capital	Total AUM	Available Capital	Fair Value of Capital	Total AUM	Available Capital	Fair Value of Capital	Total AUM	Available Capital	Fair Value of Capital	Total AUM
Balance, As of December 31, 2016	$17,499	$33,365	$50,864	$11,573	$22,679	$34,252	$6,774	$22,625	$29,399	$14,294	$28,798	$43,092	$50,140	$107,467	$157,607
Acquisitions/(Divestments) (1)	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Commitments (2)	167	—	167	862	—	862	358	—	358	1,343	—	1,343	2,730	—	2,730
Capital Called, net (3)	(1,863)	1,857	(6)	(659)	602	(57)	(188)	177	(11)	(876)	807	(69)	(3,586)	3,443	(143)
Distributions (4)	222	(1,119)	(897)	137	(827)	(690)	21	(160)	(139)	43	(1,987)	(1,944)	423	(4,093)	(3,670)
Subscriptions, net of Redemptions (5)	—	—	—	—	—	—	—	(7)	(7)	—	—	—	—	(7)	(7)
Changes in CLO collateral balances (6)	—	—	—	—	—	—	—	(370)	(370)	—	—	—	—	(370)	(370)
Market Appreciation/(Depreciation) (7)	—	2,611	2,611	—	1,162	1,162	—	127	127	—	1,041	1,041	—	4,941	4,941
Foreign Exchange and other (8)	75	156	231	3	42	45	6	63	69	72	437	509	156	698	854
Balance, As of March 31, 2017	$16,100	$36,870	$52,970	$11,916	$23,658	$35,574	$6,971	$22,455	$29,426	$14,876	$29,096	$43,972	$49,863	$112,079	$161,942

Balance, As of March 31, 2016	$23,117	$38,025	$61,142	$15,398	$21,272	$36,670	$4,698	$29,275	$33,973	$13,344	$32,959	$46,303	$56,557	$121,531	$178,088
Acquisitions/(Divestments) (1)	—	—	—	—	—	—	—	(4,707)	(4,707)	—	—	—	—	(4,707)	(4,707)
Commitments (2)	(1,851)	—	(1,851)	1,127	—	1,127	2,864	—	2,864	5,071	—	5,071	7,211	—	7,211
Capital Called, net (3)	(6,428)	6,097	(331)	(5,020)	4,615	(405)	(718)	857	139	(3,681)	3,374	(307)	(15,847)	14,943	(904)
Distributions (4)	1,456	(12,642)	(11,186)	422	(7,038)	(6,616)	121	(543)	(422)	378	(9,609)	(9,231)	2,377	(29,832)	(27,455)
Subscriptions, net of Redemptions (5)	—	—	—	—	—	—	—	(1,385)	(1,385)	—	(1,466)	(1,466)	—	(2,851)	(2,851)
Changes in CLO collateral balances (6)	—	—	—	—	—	—	—	(772)	(772)	—	—	—	—	(772)	(772)
Market Appreciation/(Depreciation) (7)	—	5,680	5,680	—	4,846	4,846	—	(97)	(97)	—	5,630	5,630	—	16,059	16,059
Foreign Exchange and other (8)	(194)	(290)	(484)	(11)	(37)	(48)	6	(173)	(167)	(236)	(1,792)	(2,028)	(435)	(2,292)	(2,727)
Balance, As of March 31, 2017	$16,100	$36,870	$52,970	$11,916	$23,658	$35,574	$6,971	$22,455	$29,426	$14,876	$29,096	$43,972	$49,863	$112,079	$161,942
(1) Divestment activity represents ESG assets which were transferred to the ESG founders in a transaction that closed in October 2016 and Claren Road assets which were transferred to the Claren Road founders in a transaction that closed in January 2017.
(2) Represents capital raised by our carry funds and NGP management fee funds, net of expired available capital.
(3) Represents capital called by our carry funds and NGP management fee funds, net of fund fees and expenses and investments in our business development companies. Invested capital amounts may vary from capital called due to timing differences between investment acquisition and capital call dates.
(4) Represents distributions from our carry funds and NGP management fee funds, net of amounts recycled and distributions from our business development companies. Distributions are based on when proceeds are actually distributed to investors, which may differ from when they are realized.
(5) Represents the net result of subscriptions to and redemptions from our hedge funds and and fund of hedge funds vehicles.
(6) Represents the change in the aggregate collateral balance and principal cash at par of the CLOs/structured products.
(7) Market Appreciation/(Depreciation) represents realized and unrealized gains (losses) on portfolio investments and changes in the net asset value of our hedge funds, mutual fund, and fund of hedge funds vehicles. Appreciation for the first quarter of 2017 was driven by 7% appreciation ($0.6 billion) in the public portfolio and 8% appreciation ($3.1 billion) in the private portfolio of our Corporate Private Equity, Real Assets, and Global Market Strategies carry funds, in addition to $1.0 billion of appreciation in our Investment Solutions carry funds. Appreciation for the twelve months ended March 31, 2017 was primarily driven by appreciation in the private and public portfolios of our Corporate Private Equity, Real Assets, and Global Market Strategies carry funds of $6.7 billion (19%) and $2.9 billion (20%), respectively. Remaining market appreciation was driven by appreciation of $5.7 billion in our Investment Solutions carry funds as well as appreciation in our NGP management fee funds.
(8) Represents the impact of foreign exchange rate fluctuations on the translation of our non-U.S. dollar denominated funds and other changes in AUM. Activity during the period is translated at the average rate for the period. Ending balances are translated at the spot rate as of the period end.
(9) Ending balance is comprised of approximately $18.3 billion from our structured credit/other structured product funds, $9.4 billion (including $7.0 billion of Available Capital) in our carry funds, and $1.7 billion from our business development companies.
(10) The fair market values for our Investment Solutions carry funds are based on the latest available valuations of the underlying limited partnership interests (in most cases as of December 31, 2016) as provided by their general partners, plus the net cash flows since the latest valuation, up to March 31, 2017.

Page | 22

Fee-Earning AUM Roll Forward (Unaudited)

	Three Months Ended March 31, 2017
(USD in millions)	Corporate Private Equity	Real Assets (8)	Global Market Strategies	Investment Solutions	Total
Fee-earning AUM
Balance, Beginning of Period	$36,327	$27,487	$24,126	$27,054	$114,994
Acquisitions/(Divestments) (1)	—	—	—	—	—
Inflows, including Fee-paying Commitments (2)	486	185	1,064	1,001	2,736
Outflows, including Distributions (3)	(86)	(566)	(47)	(1,967)	(2,666)
Subscriptions, net of Redemptions (4)	—	—	—	—	—
Changes in CLO collateral balances (5)	—	—	(738)	—	(738)
Market Appreciation/(Depreciation) (6)	(13)	18	—	19	24
Foreign Exchange and other (7)	164	33	37	321	555
Balance, End of Period	$36,878	$27,157	$24,442	$26,428	$114,905

	For the Twelve Months Ended March 31, 2017
(USD in millions)	Corporate Private Equity	Real Assets (8)	Global Market Strategies	Investment Solutions	Total
Fee-earning AUM
Balance, Beginning of Period	$40,909	$30,651	$28,598	$30,181	$130,339
Acquisitions/(Divestments) (1)	—	—	(4,356)	—	(4,356)
Inflows, including Fee-paying Commitments (2)	1,390	1,370	2,616	6,427	11,803
Outflows, including Distributions (3)	(4,819)	(4,772)	(492)	(7,617)	(17,700)
Subscriptions, net of Redemptions (4)	—	—	(1,316)	(1,900)	(3,216)
Changes in CLO collateral balances (5)	—	—	(476)	—	(476)
Market Appreciation/(Depreciation) (6)	(233)	54	(42)	756	535
Foreign Exchange and other (7)	(369)	(146)	(90)	(1,419)	(2,024)
Balance, End of Period	$36,878	$27,157	$24,442	$26,428	$114,905

(1) Divestment activity represents ESG assets which were transferred to the ESG founders in a transaction that closed in October 2016 and Claren Road assets which were transferred to the Claren Road founders in a transaction that closed in January 2017.
(2) Inflows represent limited partner capital raised and capital invested by our carry funds and NGP management fee funds outside the investment period, weighted-average investment period or commitment fee period. Inflows do not include amounts raised of $4.3 billion for which fees have not yet commenced.
(3) Outflows represent limited partner distributions from our carry funds and NGP management fee funds, changes in basis for our carry funds where the investment period, weighted-average investment period or commitment fee period has expired, and reductions for funds that are no longer calling for fees.
(4) Represents the net result of subscriptions to and redemptions from our hedge funds and fund of hedge funds vehicles.
(5) Represents the change in the aggregate Fee-earning collateral balances at par of our CLOs/structured products, as of the quarterly cut-off dates.
(6) Market Appreciation/(Depreciation) represents changes in the net asset value of our hedge funds and fund of hedge funds vehicles, and realized and unrealized gains (losses) on portfolio investments in our carry funds based on the lower of cost or fair value and net asset value.
(7) Includes activity of funds with fees based on gross asset value. Represents the impact of foreign exchange rate fluctuations on the translation of our non-U.S. dollar denominated funds. Activity during the period is translated at the average rate for the period. Ending balances are translated at the spot rate as of the period end.
(8) Energy II, Energy III, Energy IV, and Renew II (collectively, the “Legacy Energy Funds”), are managed with Riverstone Holdings LLC and its affiliates. Affiliates of both Carlyle and Riverstone act as investment advisers to each of the Legacy Energy Funds. Carlyle has a minority representation on the management committees of Energy IV and Renew II. Carlyle and Riverstone each hold half of the seats on the management committees of Energy II and Energy III, but the investment period for these funds has expired and the remaining investments in such funds are being disposed of in the ordinary course of business. As of March 31, 2017, the Legacy Energy Funds had, in the aggregate, approximately $6.4 billion in AUM and $5.1 billion in Fee-earning AUM. NGP VII, NGP VIII, NGP IX, or in the case of NGP M&R, NGP ETP I, and NGP ETP II, certain affiliated entities (collectively, the “NGP management fee funds”) and NGP X, NGP GAP and NGP XI (referred to herein as, "carry funds"), are managed by NGP Energy Capital Management. As of March 31, 2017, the NGP management fee funds and carry funds had, in the aggregate, approximately $10.2 billion in AUM and $10.0 billion in Fee-earning AUM.

Page | 23

Corporate Private Equity Fund Performance (Unaudited)
The fund return information reflected in this discussion and analysis is not indicative of the performance of The Carlyle Group L.P. and is also not necessarily indicative of the future performance of any particular fund. An investment in The Carlyle Group L.P. is not an investment in any of our funds. There can be no assurance that any of our existing or future funds will achieve similar returns.

			TOTAL INVESTMENTS					REALIZED/PARTIALLY REALIZED INVESTMENTS (5)
			As of March 31, 2017					As of March 31, 2017
Corporate Private Equity	Fund Inception Date (1)	Committed Capital	Cumulative Invested Capital (2)	Total Fair Value (3)	MOIC(4)	Gross IRR(7)(12)	Net IRR (8)(12)	Cumulative Invested Capital (2)	Total Fair Value (3)	MOIC(4)	Gross IRR(7)
	(Reported in Local Currency, in Millions)							(Reported in Local Currency, in Millions)
Fully Invested Funds (6)
CP II	10/1994	$1,331.1	$1,362.4	$4,072.2	3.0x	34%	25%	$1,362.4	$4,072.2	3.0x	34%
CP III	2/2000	$3,912.7	$4,031.6	$10,146.9	2.5x	27%	21%	$4,031.6	$10,146.9	2.5x	27%
CP IV	12/2004	$7,850.0	$7,612.6	$18,022.3	2.4x	16%	13%	$7,612.6	$18,022.3	2.4x	16%
CP V	5/2007	$13,719.7	$13,039.4	$26,541.4	2.0x	18%	14%	$8,190.5	$22,470.1	2.7x	27%
CEP I	12/1997	€1,003.6	€981.6	€2,126.5	2.2x	18%	11%	€981.6	€2,126.5	2.2x	18%
CEP II	9/2003	€1,805.4	€2,048.8	€4,120.1	2.0x	36%	20%	€1,884.1	€4,105.9	2.2x	43%
CEP III	12/2006	€5,294.9	€5,096.0	€11,269.5	2.2x	19%	14%	€3,605.5	€8,984.9	2.5x	21%
CAP I	12/1998	$750.0	$627.7	$2,521.8	4.0x	25%	18%	$627.7	$2,521.8	4.0x	25%
CAP II	2/2006	$1,810.0	$1,628.2	$2,944.7	1.8x	11%	8%	$1,452.4	$2,829.7	1.9x	12%
CAP III	5/2008	$2,551.6	$2,537.3	$4,563.3	1.8x	18%	12%	$1,969.2	$3,879.0	2.0x	20%
CJP I	10/2001	¥50,000.0	¥47,291.4	¥138,902.1	2.9x	61%	37%	¥47,291.4	¥138,902.1	2.9x	61%
CJP II	7/2006	¥165,600.0	¥141,866.7	¥205,574.9	1.4x	7%	4%	¥70,933.1	¥130,614.4	1.8x	12%
CGFSP I	9/2008	$1,100.2	$1,080.7	$2,277.3	2.1x	19%	13%	$807.5	$1,692.2	2.1x	19%
CEOF I	5/2011	$1,119.1	$1,150.6	$1,541.8	1.3x	14%	9%	$221.0	$600.2	2.7x	47%
CETP II	2/2007	€521.6	€436.4	€1,163.8	2.7x	27%	18%	€246.2	€988.0	4.0x	35%
CAGP IV	6/2008	$1,041.4	$954.1	$1,409.1	1.5x	12%	6%	$341.9	$728.8	2.1x	21%
All Other Funds (9)	Various		$4,559.2	$6,969.5	1.5x	16%	7%	$3,362.1	$5,694.2	1.7x	19%
Coinvestments and Other (10)	Various		$9,798.2	$22,825.4	2.3x	36%	33%	$6,326.5	$19,221.9	3.0x	36%
Total Fully Invested Funds			$59,240.4	$126,911.1	2.1x	26%	19%	$44,552.6	$111,634.5	2.5x	28%
Funds in the Investment Period (6)
CP VI	5/2012	$13,000.0	$8,300.3	$10,471.0	1.3x	NM	NM
CEP IV	8/2013	€3,669.5	€2,317.8	€2,432.9	1.0x	NM	NM
CAP IV	11/2012	$3,880.4	$2,320.0	$3,387.2	1.5x	NM	NM
CGP	12/2014	$3,588.0	$1,520.6	$1,533.1	1.0x	NM	NM
CGFSP II	4/2013	$1,000.0	$768.2	$918.8	1.2x	14%	6%
CJP III	8/2013	¥119,505.1	¥60,094.5	¥90,055.2	1.5x	NM	NM
CEOF II	3/2015	$2,400.0	$562.8	$650.3	1.2x	NM	NM
All Other Funds (11)	Various		$1,072.7	$1,193.7	1.1x	NM	NM
Total Funds in the Investment Period			$17,563.8	$21,565.4	1.2x	15%	7%	$1,112.7	$2,755.6	2.5x	64%
TOTAL CORPORATE PRIVATE EQUITY (13)			$76,804.3	$148,476.5	1.9x	26%	18%	$45,665.4	$114,390.1	2.5x	28%

Page | 24

Real Assets Carry Funds Fund Performance (Unaudited)

			TOTAL INVESTMENTS					REALIZED/PARTIALLY REALIZED INVESTMENTS (5)
			As of March 31, 2017					As of March 31, 2017
Real Assets	Fund Inception Date (1)	Committed Capital	Cumulative Invested Capital (2)	Total Fair Value (3)	MOIC(4)	Gross IRR (7)(12)	Net IRR (8)(12)	Cumulative Invested Capital (2)	Total Fair Value (3)	MOIC(4)	Gross IRR (7)(12)
			(Reported in Local Currency, in Millions)					(Reported in Local Currency, in Millions)
Fully Invested Funds (6)
CRP III	11/2000	$564.1	$522.5	$1,744.8	3.3x	44%	30%	$522.5	$1,744.8	3.3x	44%
CRP IV	12/2004	$950.0	$1,198.5	$1,844.5	1.5x	7%	4%	$885.0	$1,566.7	1.8x	11%
CRP V	11/2006	$3,000.0	$3,293.5	$5,430.2	1.6x	12%	9%	$2,917.3	$4,911.6	1.7x	14%
CRP VI	9/2010	$2,340.0	$2,106.2	$3,875.1	1.8x	30%	21%	$1,382.8	$2,822.8	2.0x	35%
CEREP I	3/2002	€426.6	€517.0	€698.6	1.4x	14%	7%	€517.0	€698.6	1.4x	14%
CEREP II	4/2005	€762.7	€833.8	€128.1	0.2x	Neg	Neg	€798.2	€135.6	0.2x	Neg
CEREP III	5/2007	€2,229.5	€2,019.4	€2,354.9	1.2x	3%	0%	€1,432.6	€1,892.8	1.3x	6%
CIP	9/2006	$1,143.7	$1,069.8	$1,289.8	1.2x	4%	1%	$757.0	$914.0	1.2x	4%
NGP X	1/2012	$3,586.0	$3,211.2	$3,908.3	1.2x	8%	5%	$1,237.5	$2,426.5	2.0x	40%
Energy II	7/2002	$1,100.0	$1,334.8	$3,140.0	2.4x	81%	55%	$1,116.2	$3,138.5	2.8x	94%
Energy III	10/2005	$3,800.0	$3,569.7	$5,429.7	1.5x	10%	7%	$2,510.6	$5,049.3	2.0x	17%
Energy IV	12/2007	$5,979.1	$6,226.2	$8,101.7	1.3x	9%	5%	$3,042.2	$5,392.7	1.8x	23%
Renew II	3/2008	$3,417.5	$2,869.4	$4,112.6	1.4x	9%	6%	$1,434.3	$2,240.1	1.6x	14%
All Other Funds (14)	Various		$2,939.5	$3,259.7	1.1x	4%	Neg	$2,592.1	$2,922.8	1.1x	5%
Coinvestments and Other (10)	Various		$5,533.3	$9,103.3	1.6x	17%	13%	$3,914.7	$7,186.8	1.8x	21%
Total Fully Invested Funds			$37,479.5	$54,642.9	1.5x	12%	7%	$25,251.4	$43,233.5	1.7x	18%
Funds in the Investment Period (6)
CRP VII	3/2014	$4,161.6	$2,363.3	$2,997.3	1.3x	NM	NM
CIEP I	9/2013	$2,500.0	$497.3	$710.5	1.4x	NM	NM
NGP XI	6/2014	$5,325.0	$2,781.5	$3,695.0	1.3x	NM	NM
CPP II	6/2014	$1,526.9	$501.0	$532.8	1.1x	NM	NM
All Other Funds (15)	Various		$762.3	$829.8	1.1x	NM	NM
Total Funds in the Investment Period			$6,905.4	$8,765.3	1.3x	27%	15%	$253.6	$515.9	2.0x	NM
TOTAL Real Assets (13)			$44,384.8	$63,408.3	1.4x	12%	8%	$25,505.0	$43,749.4	1.7x	18%

Page | 25

Global Market Strategies Carry Funds Fund Performance (Unaudited)

			TOTAL INVESTMENTS
			As of March 31, 2017			Inception to March 31, 2017
Global Market Strategies (Carry Funds Only)	Fund Inception Date (1)	Committed Capital	Cumulative Invested Capital (17)	Total Fair Value (3)	MOIC (4)	Gross IRR (7)(12)	Net IRR (8)(12)
	(Reported in Local Currency, in Millions)
Fully Invested Funds (6)
CSP II	6/2007	$1,352.3	$1,352.3	$2,474.1	1.8x	17%	12%
CSP III	8/2011	$702.8	$696.1	$1,124.9	1.6x	34%	22%
CEMOF I	12/2010	$1,382.5	$1,242.4	$1,113.5	0.9x	Neg	Neg
All Other Funds (16)			$1,438.5	$1,998.1	1.4x	12%	7%
Coinvestments and Other (10)			$624.8	$578.6	0.9x	Neg	Neg
Total Fully Invested Funds			$5,354.2	$7,289.1	1.4x	13%	7%
Funds in the Investment Period (6)
CSP IV	3/2016	$2,500.0	$317.5	$379.0	1.2x	NM	NM
CEMOF II	2/2015	$2,819.2	$202.4	$222.0	1.1x	NM	NM
All Other Funds			$21.5	$21.5	1.0x	NM	NM
Total Funds in the Investment Period			$541.4	$622.5	1.1x	NM	NM
TOTAL Global Market Strategies			$5,895.6	$7,911.6	1.3x	13%	7%

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Investment Solutions Fund Performance (Unaudited)

			TOTAL INVESTMENTS
			As of March 31, 2017
Investment Solutions (19)	Vintage Year	Fund Size	Cumulative Invested Capital (2)(20)	Total Fair Value (3)(20)	MOIC (4)	Gross IRR (7)(12)	Net IRR (8)(12)
	(Reported in Local Currency, in Millions)
Fully Committed Funds (18)
Main Fund I - Fund Investments	2000	€5,174.6	€4,488.3	€7,375.9	1.6x	12%	11%
Main Fund II - Fund Investments	2003	€4,545.0	€5,081.6	€7,966.0	1.6x	10%	9%
Main Fund III - Fund Investments	2005	€11,500.0	€13,462.1	€20,947.5	1.6x	10%	9%
Main Fund IV - Fund Investments	2009	€4,877.3	€5,013.3	€7,412.1	1.5x	15%	15%
Main Fund V - Fund Investments	2012	€5,080.0	€3,317.3	€3,836.1	1.2x	9%	8%
Main Fund VI - Fund Investments	2015	€1,106.4	€264.6	€252.3	1.0x	NM	NM
Main Fund I - Secondary Investments	2002	€519.4	€502.3	€955.0	1.9x	59%	55%
Main Fund II - Secondary Investments	2003	€998.4	€1,063.8	€1,941.0	1.8x	27%	26%
Main Fund III - Secondary Investments	2006	€2,250.0	€2,459.0	€3,650.8	1.5x	10%	10%
Main Fund IV - Secondary Investments	2010	€1,859.1	€2,017.0	€3,328.1	1.7x	19%	18%
Main Fund V - Secondary Investments	2011	€4,272.8	€3,723.4	€5,237.8	1.4x	21%	19%
Main Fund II - Co-Investments	2003	€1,090.0	€943.0	€2,600.2	2.8x	44%	42%
Main Fund III - Co-Investments	2006	€2,760.0	€2,976.3	€4,026.6	1.4x	5%	4%
Main Fund IV - Co-Investments	2010	€1,475.0	€1,426.3	€3,717.8	2.6x	25%	23%
Main Fund V - Co-Investments	2012	€1,122.2	€1,089.5	€2,356.2	2.2x	35%	32%
Main Fund II - Mezzanine Investments	2004	€700.0	€799.0	€1,090.3	1.4x	7%	7%
Main Fund III - Mezzanine Investments	2006	€2,000.0	€2,092.3	€2,791.9	1.3x	10%	9%
All Other Funds (21)	Various		€2,021.2	€2,776.0	1.4x	14%	11%
Total Fully Committed Funds			€52,740.4	€82,261.7	1.6x	13%	12%
Funds in the Commitment Period (18)
Main Fund VI - Secondary Investments	2016	€3,660.6	€134.1	€132.9	1.0x	NM	NM
Main Fund VI - Co-Investments	2014	€1,115.0	€914.6	€1,140.0	1.2x	19%	16%
All Other Funds (21)	Various		€548.0	€656.9	1.2x	17%	12%
Total Funds in the Commitment Period			€1,596.7	€1,929.8	1.2x	19%	15%
TOTAL INVESTMENT SOLUTIONS			€54,337.1	€84,191.5	1.5x	13%	12%
TOTAL INVESTMENT SOLUTIONS (USD) (22)			$58,120.8	$90,054.0	1.5x

Note: Investment Solutions Fund Performance excludes the impact of Metropolitan Real Estate investment vehicles. As of March 31, 2017, these investment vehicles had a combined fair value of $1.1 billion.

(1) The data presented herein that provides “inception to date” performance results of our segments relates to the period following the formation of the first fund within each segment. For our Corporate Private Equity segment our first fund was formed in 1990. For our Real Assets segment our first fund was formed in 1997. For our Global Market Strategies segment our first carry fund was formed in 2004.
(2) Represents the original cost of all capital called for investments since inception of the fund.
(3) Represents all realized proceeds combined with remaining fair value, before management fees, expenses and carried interest.
(4) Multiple of invested capital (“MOIC”) represents total fair value, before management fees, expenses and carried interest, divided by cumulative invested capital.
(5) An investment is considered realized when the investment fund has completely exited, and ceases to own an interest in, the investment. An investment is considered partially realized when the total amount of proceeds received in respect of such investment, including dividends, interest or other distributions and/or return of capital, represents at least 85% of invested capital and such investment is not yet fully realized. Because part of our value creation strategy involves pursuing best exit alternatives, we believe information regarding Realized/Partially Realized MOIC and Gross IRR, when considered together with the other investment performance metrics presented, provides investors with meaningful information regarding our investment performance by removing the impact of investments where significant realization activity has not yet occurred. Realized/Partially Realized MOIC and Gross IRR have limitations as measures of investment performance, and should not be considered in isolation. Such limitations include the fact that these measures do not include the performance of earlier stage and other investments that do not satisfy the criteria provided above. The exclusion of such investments will have a positive impact on Realized/Partially Realized MOIC and Gross IRR in instances when the MOIC and Gross IRR in respect of such investments are less than the aggregate MOIC and Gross IRR. Our measurements of Realized/Partially Realized MOIC and Gross IRR may not be comparable to those of other companies that use similarly titled measures. We do not present Realized/Partially Realized performance information separately for funds that are still in the investment period because of the relatively insignificant level of realizations for funds of this type. However, to the extent such funds have had realizations, they are included in the Realized/Partially Realized performance information presented for Total Corporate Private Equity and Total Real Assets.
(6) Fully Invested funds are past the expiration date of the investment period as defined in the respective limited partnership agreement. In instances where a successor fund has had its first capital call, the predecessor fund is categorized as fully invested.
(7) Gross Internal Rate of Return (“Gross IRR”) represents the annualized IRR for the period indicated on Limited Partner invested capital based on contributions, distributions and unrealized value before management fees, expenses and carried interest.

Page | 27

(8) Net Internal Rate of Return (“Net IRR”) represents the annualized IRR for the period indicated on Limited Partner invested capital based on contributions, distributions and unrealized value after management fees, expenses and carried interest.
(9) Aggregate includes the following funds: CP I, CMG, CVP I, CVP II, CUSGF III, CEVP, CETP I, CAVP I, CAVP II, CAGP III, CSABF, Mexico, CBPF, and MENA.
(10) Includes coinvestments and certain other stand-alone investments arranged by us.
(11) Aggregate, which is considered not meaningful, includes the following funds and their respective commencement dates: CSSAF (April 2012) , CPF I (June 2012), CCI (December 2012), CETP III (May 2014), and CAGP V (May 2016).
(12) For funds marked “NM,” IRR may be positive or negative, but is not considered meaningful because of the limited time since initial investment and early stage of capital deployment. For funds marked “Neg,” IRR is negative as of reporting period end.
(13) For purposes of aggregation, funds that report in foreign currency have been converted to U.S. dollars at the reporting period spot rate.
(14) Aggregate includes the following funds: CRP I, CRP II, CAREP I, CAREP II, CRCP I, CPOCP, Energy I and Renew I.
(15) Aggregate includes NGP GAP, CPI and CCR. Return is not considered meaningful, as the investment period commenced in December 2013 for NGP GAP, May 2016 for CPI, and October 2016 for CCR.
(16) Aggregate includes the following funds: CMP I, CMP II, CSP I, and CASCOF.
(17) Represents the original cost of investments net of investment level recallable proceeds which is adjusted to reflect recyclability of invested capital for the purpose of calculating the fund MOIC.
(18) Fully Committed funds are past the expiration date of the commitment period as defined in the respective limited partnership agreement.
(19) Includes private equity and mezzanine primary fund investments, secondary fund investments and co-investments originated by the AlpInvest team. Excluded from the performance information shown are a) investments that were not originated by AlpInvest, and b) Direct Investments, which was spun off from AlpInvest in 2005. As of March 31, 2017, these excluded investments represent $0.3 billion of AUM at AlpInvest.
(20) For purposes of aggregation, funds that report in foreign currency have been converted to Euro at the reporting period spot rate.
(21) Aggregate includes Main Fund VII - Fund Investments, Main Fund I - Co-Investments, Main Fund VII - Co-Investments, Main Fund I - Mezzanine Investments, Main Fund IV - Mezzanine Investments, Main Fund V - Mezzanine Investments, AlpInvest CleanTech Funds and funds which are not included as part of a main fund.
(22) Represents the U.S. dollar equivalent balance translated at the spot rate as of period end.

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Remaining Fair Value Analysis

	Remaining Fair Value (1)	Unrealized MOIC (2)	Total MOIC (3)	% Invested (4)	In Accrued Carry/ (Clawback) (5)	LTM Realized Carry/ (Clawback) (6)	Catch-up Rate	Fee Initiation Date (7)	Quarters Since Fee Initiation	Original Investment Period End Date
	As of March 31, 2017
Corporate Private Equity	(Reported in Local Currency, in Millions)
CP VI	$8,454.5	1.1x	1.3x	64%	X		100%	Jun-13	16	May-18
CP V	$5,676.3	1.3x	2.0x	95%	X	X	100%	Jun-07	40	May-13
CAP IV	$3,116.4	1.4x	1.5x	60%	X		100%	Jul-13	15	Nov-18
CEP III	€1,848.3	1.6x	2.2x	96%	X	X	100%	Jul-07	39	Dec-12
CEP IV	€1,729.8	1.0x	1.0x	63%			100%	Sep-14	11	Aug-19
CGP	$1,537.1	1.0x	1.0x	42%			100%	Jan-15	9	Dec-20
CAP III	$1,464.8	1.9x	1.8x	99%	X	X	100%	Jun-08	36	May-14
CEOF I	$1,042.8	1.1x	1.3x	103%	X		80%	Sep-11	23	May-17
CAGP IV	$802.7	1.1x	1.5x	92%			100%	Aug-08	35	Jun-14
CGFSP II	$780.0	1.2x	1.2x	77%	X		100%	Jun-13	16	Dec-17
CJP III	¥82,408.4	1.5x	1.5x	50%	X		100%	Sep-13	15	Feb-20
CGFSP I	$627.6	1.8x	2.1x	98%	X	X	100%	Oct-08	34	Sep-14
CEOF II	$553.9	1.1x	1.2x	23%			80%	Nov-15	6	Mar-21
CJP II	¥60,779.3	1.1x	1.4x	86%			80%	Oct-06	42	Jul-12
CP IV	$280.5	2.9x	2.4x	97%	X	X	80%	Apr-05	48	Dec-10
CAP II	$193.9	1.0x	1.8x	90%		(X)	80%	Mar-06	45	Feb-12
CETP II	€175.5	1.0x	2.7x	84%	X	X	100%	Jan-08	37	Jul-13
All Other Funds (8)	$2,531.0	1.0x	2.1x		NM	NM
Coinvestment and Other (9)	$4,502.3	1.4x	2.3x		NM	NM
Total Corporate Private Equity (12)	$36,865.1	1.2x	1.9x

Real Assets
NGP XI	$3,249.8	1.3x	1.3x	52%	X		80%	Feb-15	9	Oct-19
Energy IV	$3,088.8	0.8x	1.3x	104%	(X)		80%	Feb-08	37	Dec-13
CRP VII	$2,921.0	1.2x	1.3x	57%	X		80%	Jun-14	12	Mar-19
Renew II	$2,038.6	1.3x	1.4x	84%	(X)		80%	Mar-08	37	May-14
NGP X	$1,620.0	0.8x	1.2x	90%			80%	Jan-12	21	May-17
CRP VI	$1,175.3	1.5x	1.8x	90%	X	X	50%	Mar-11	25	Mar-16
CRP V	$1,153.4	1.9x	1.6x	110%	X		50%	Nov-06	42	Nov-11
CIEP I	$683.9	1.4x	1.4x	20%			80%	Oct-13	14	Sep-19
CRP IV	$675.1	2.0x	1.5x	126%			50%	Jan-05	49	Dec-09
CPP II	$515.7	1.1x	1.1x	33%			80%	Sep-14	11	Apr-21
CEREP III	€421.1	0.8x	1.2x	91%			67%	Jun-07	40	May-11
CRP III	$372.7	110.9x	3.3x	93%	X	X	50%	Mar-01	65	May-05
Energy III	$361.9	0.3x	1.5x	94%		(X)	80%	Nov-05	46	Oct-11
CIP	$340.8	1.2x	1.2x	94%			80%	Oct-06	42	Sep-12
All Other Funds (10)	$825.7	0.7x	1.3x		NM	NM
Coinvestment and Other (9)	$2,222.7	1.3x	1.6x		NM	NM
Total Real Assets (12)	$21,695.8	1.1x	1.4x

Global Market Strategies
CEMOF I	$573.8	0.5x	0.9x	90%			100%	Dec-10	26	Dec-15
CSP III	$499.5	1.4x	1.6x	99%	X		80%	Dec-11	22	Aug-15
CSP IV	$270.5	1.2x	1.2x	13%	X		n/a	Feb-17	1	Jun-20
CEMOF II	$215.7	1.0x	1.1x	7%			100%	Dec-15	6	Feb-20
CSP II	$167.7	1.0x	1.8x	100%	X		80%	Dec-07	38	Jun-11
All Other Funds (11)	$214.9	0.8x	1.4x		NM	NM
Coinvestment and Other (9)	$469.4	0.7x	0.9x		NM	NM
Total Global Market Strategies	$2,411.5	0.8x	1.3x

Page | 29

Remaining Fair Value Analysis, Notes
(1) Net asset value of our carry funds. Reflects significant funds with remaining fair value of greater than $100 million.
(2) Unrealized multiple of invested capital (“MOIC”) represents remaining fair market value, before management fees, expenses and carried interest, divided by investment cost.
(3) Total MOIC represents total fair value, before management fees, expenses and carried interest, divided by cumulative invested capital. For certain funds, represents the original cost of investments net of investment-level recallable proceeds, which is adjusted to reflect recyclability of invested capital for the purpose of calculating the fund MOIC.
(4) Represents cumulative equity invested as of the reporting period divided by total commitments. Amount can be greater than 100% due to the re-investment of recallable distributions to fund investors.
(5) Fund has a net accrued performance fee balance/(giveback obligation) as of the current quarter end, driven by a significant portion of the fund’s asset base.
(6) Fund has generated realized net performance fees/(realized giveback) in the last twelve months.
(7) Represents the date of the first capital contribution for management fees.
(8) Aggregate includes the following funds: CMG, CP I, CP II, CP III, CEP I, CEP II, CAP I, CBPF, CJP I, CEVP, CETP I, CETP III, CCI, CAVP I, CAVP II, CAGP III, CAGP V, Mexico, MENA, CSABF, CSSAF, CPF, CVP I, CVP II, and CUSGF III. In Accrued Carry/(Clawback) and LTM Realized Carry not indicated because the indicator does not apply to each fund within the aggregate.
(9) Includes co-investments, prefund investments and certain other stand-alone investments arranged by us. In Accrued Carry/(Clawback) and LTM Realized Carry not indicated because the indicator does not apply to each fund within the aggregate.
(10) Aggregate includes the following funds: CRP I, CRP II, CRCP I, CPI, CEREP I, CEREP II, CAREP I, CAREP II, CCR, CPOCP I, NGP GAP, Energy I, Energy II and Renew I. In Accrued Carry/(Clawback) and LTM Realized Carry not indicated because the indicator does not apply to each fund within the aggregate.
(11) Aggregate includes the following funds: CSP I, CMP I, CMP II, CSC, and CASCOF. In Accrued Carry/(Clawback) and LTM Realized Carry not indicated because the indicator does not apply to each fund within the aggregate.
(12) For purposes of aggregation, funds that report in foreign currency have been converted to U.S. dollars at the reporting period spot rate.

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Largest Publicly Traded Equity Positions in Carry Funds (1)

Rank	Largest Publicly Traded Equity Positions	Fund(s)	Q1 2017 Value (2,3)
1	CoreSite Realty Corporation	CRP III, CRP IV, CRP V	$1,285,118,542
2	Focus Media Holding Limited	CAP III	1,249,924,175
3	PNB Housing Finance Limited	CAP IV	1,059,358,632
4	Enviva Partners, LP	RENEW II	895,111,548
5	Pattern Energy Group Holdings, L.P.	RENEW II	880,972,788
6	WildHorse Resource Development Corp.	NGP X, NGP XI (4)	778,800,000
7	USA Compression	ENERGY IV	456,863,284
8	Multi Packaging Solutions, Inc.	CEP III	367,889,472
9	Tsubaki Nakashima Co., Ltd.	CJP II	308,415,024
10	Wesco Holdings, Inc.	CP IV	263,304,457
	Top 10 Positions		7,545,757,922
	Total Public Equity Portfolio (carry fund only)		9,100,967,732
	% of public portfolio in top 10 positions		83%

(1) Excludes Investment Solutions carry funds.
(2) Figures represent gross investment results, inclusive of Carlyle-sponsored coinvestments. May include portion of private business in value.
(3) In U.S. dollars, or converted to U.S. dollars at the prevailing exchange rate on the last day of the fiscal period.
(4) These funds are advised by NGP, which is a separately registered investment adviser.
Note: Includes all classes of shares irrespective of trading status.

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Reconciliation for Total Segment Information (Unaudited)

	Three Months Ended March 31, 2016
	Total Reportable Segments	Consolidated Funds	Reconciling Items		Carlyle Consolidated
	(Dollars in millions)
Revenues	$451.1	$28.9	$3.1	(a)	$483.1
Expenses	$362.6	$29.7	$67.1	(b)	$459.4
Other income (loss)	$—	$(8.4)	$—	(c)	$(8.4)
Economic net income (loss)	$88.5	$(9.2)	$(64.0)	(d)	$15.3	(1)

	Three Months Ended June 30, 2016
	Total Reportable Segments	Consolidated Funds	Reconciling Items		Carlyle Consolidated
	(Dollars in millions)
Revenues	$532.5	$35.9	$39.6	(a)	$608.0
Expenses	$374.2	$35.0	$137.7	(b)	$546.9
Other income (loss)	$—	$6.7	$—	(c)	$6.7
Economic net income (loss)	$158.3	$7.6	$(98.1)	(d)	$67.8	(1)

	Three Months Ended September 30, 2016
	Total Reportable Segments	Consolidated Funds	Reconciling Items		Carlyle Consolidated
	(Dollars in millions)
Revenues	$539.5	$43.0	$24.8	(a)	$607.3
Expenses	$486.0	$41.2	$134.6	(b)	$661.8
Other income (loss)	$—	$4.8	$—	(c)	$4.8
Economic net income (loss)	$53.5	$6.6	$(109.8)	(d)	$(49.7)	(1)

	Three Months Ended December 31, 2016
	Total Reportable Segments	Consolidated Funds	Reconciling Items		Carlyle Consolidated
	(Dollars in millions)
Revenues	$435.5	$59.1	$81.3	(a)	$575.9
Expenses	$429.9	$47.2	$96.9	(b)	$574.0
Other income (loss)	$—	$10.0	$—	(c)	$10.0
Economic net income (loss)	$5.6	$21.9	$(15.6)	(d)	$11.9	(1)

	Three Months Ended March 31, 2017
	Total Reportable Segments	Consolidated Funds	Reconciling Items		Carlyle Consolidated
	(Dollars in millions)
Revenues	$1,001.2	$42.9	$76.0	(a)	$1,120.1
Expenses	$601.1	$53.0	$155.4	(b)	$809.5
Other income (loss)	$—	$17.1	$—	(c)	$17.1
Economic net income (loss)	$400.1	$7.0	$(79.4)	(d)	$327.7	(1)

(1) The amount in the "Carlyle Consolidated" column is income before provision for income taxes, which is the GAAP measure that is most directly comparable to Economic Net Income (Loss).

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Reconciliation for Total Segment Information, cont. (Unaudited)

(a)
The Revenues adjustment principally represents fund management and performance fees earned from the Consolidated Funds that were eliminated in consolidation to arrive at Carlyle’s total revenues, adjustments for amounts attributable to non-controlling interests in consolidated entities, adjustments related to expenses associated with the investments in NGP Management and its affiliates that are included in operating captions or are excluded from the segment results, adjustments to reflect Carlyle’s share of Urbplan’s net losses as a component of investment income, the inclusion of tax expenses associated with certain performance fees, and adjustments to reflect Carlyle’s ownership interests in Claren Road (until January 2017), ESG (until October 2016) and Vermillion.

(b)
The Expense adjustment represents the elimination of intercompany expenses of the Consolidated Funds payable to Carlyle, the inclusion of certain tax expenses associated with performance fee compensation, adjustments for amounts attributable to non-controlling interests in consolidated entities, adjustments related to expenses associated with the investment in NGP management that are included in operating captions, adjustments to reflect Carlyle’s share of Urbplan’s net losses as a component of investment income, changes in the tax receivable agreement liability, charges and credits associated with Carlyle corporate actions and non-recurring items and adjustments to reflect Carlyle’s economic interests in Claren Road (until January 2017), ESG (until October 2016) and Vermillion, as detailed below:

	Three Months Ended
	Mar 31, 2016	Jun 30, 2016	Sep 30, 2016	Dec 31, 2016	Mar 31, 2017
	(Dollars in millions)
Equity-based compensation issued in conjunction with the initial public offering, acquisitions and strategic investments	$45.4	$79.3	$50.6	$48.1	$67.0
Acquisition related charges, including amortization of intangibles and impairment	17.7	21.6	27.7	27.2	8.8
Other non-operating expense (income)	3.8	0.7	(3.7)	(12.0)	—
Tax (expense) benefit associated with performance fee compensation	(3.3)	(10.8)	(2.0)	1.0	(2.9)
Non-Carlyle economic interests in acquired businesses and the consolidated real estate VIE	2.4	48.9	69.4	38.3	87.5
Severance and other adjustments	7.4	1.4	1.5	0.3	2.8
Elimination of expenses of Consolidated Funds	(6.3)	(3.4)	(8.9)	(6.0)	(7.8)
	$67.1	$137.7	$134.6	$96.9	$155.4

(c)	The Other Income (Loss) adjustment results from the Consolidated Funds which were eliminated in consolidation to arrive at Carlyle’s total Other Income (Loss).

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(d)	Reconciliation for Economic Net Income and Distributable Earnings (Unaudited)

	Three Months Ended					Twelve Months Ended
	Mar 31, 2016	Jun 30, 2016	Sep 30, 2016	Dec 31, 2016	Mar 31, 2017	Mar 31, 2017
	(Dollars in millions)
Income (loss) before provision for income taxes	$15.3	$67.8	$(49.7)	$11.9	$327.7	$357.7
Adjustments:
Equity-based compensation issued in conjunction with the initial public offering, acquisitions and strategic investments	45.4	79.3	50.6	48.1	67.0	245.0
Acquisition related charges, including amortization of intangibles and impairment	17.7	21.6	27.7	27.2	8.8	85.3
Other non-operating expense (income)	3.8	0.7	(3.7)	(12.0)	—	(15.0)
Tax (expense) benefit associated with performance fees	(3.3)	(10.8)	(2.0)	1.0	(2.9)	(14.7)
Net (income) loss attributable to non-controlling interests in consolidated entities	2.3	(1.6)	29.1	(70.8)	(3.3)	(46.6)
Severance and other adjustments	7.3	1.3	1.5	0.2	2.8	5.8
Economic Net Income	$88.5	$158.3	$53.5	$5.6	$400.1	$617.5
Net performance fees	75.3	115.4	142.3	60.7	394.1	712.5
Investment income (loss)	(6.4)	28.9	13.3	14.5	10.6	67.3
Equity-based compensation	31.4	30.9	32.9	24.4	30.1	118.3
Reserve for Litigation and Contingencies	—	—	100.0	(100.0)	—	—
Fee Related Earnings	$51.0	$44.9	$30.8	$(145.2)	$25.5	$(44.0)
Realized performance fees, net of related compensation	70.1	233.3	186.3	135.6	35.3	590.5
Realized investment income (loss)	7.5	9.3	11.1	17.0	(5.4)	32.0
Distributable Earnings	$128.6	$287.5	$228.2	$7.4	$55.4	$578.5
Depreciation and amortization expense	7.3	7.3	7.2	7.2	7.5	29.2
Interest expense	15.2	15.5	15.6	15.0	15.0	61.1
Adjusted EBITDA	$151.1	$310.3	$251.0	$29.6	$77.9	$668.8

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Reconciliation for Economic Net Income and Distributable Earnings, cont.
(Unaudited)

Three Months Ended
Mar 31, 2017
(Dollars in millions, except unit and per unit amounts)
Economic Net Income	$400.1
Less: Provision for Income Taxes	35.5
Economic Net Income, After Taxes	$364.6

Economic Net Income, After Taxes per Adjusted Unit(1)	$1.09

Distributable Earnings	$55.4
Less: Estimated foreign, state, and local taxes	6.8
Distributable Earnings, After Taxes	$48.6

Distributable Earnings to The Carlyle Group L.P.	$13.0
Less: Estimated current corporate income taxes and TRA payments	1.5
Distributable Earnings to The Carlyle Group L.P. net of corporate income taxes	$11.5

Distributable Earnings, net, per The Carlyle Group L.P. common unit outstanding(2)	$0.13

(1) Adjusted Units were determined as follows:

The Carlyle Group L.P. common units outstanding	85,818,358
Carlyle Holdings partnership units not held by The Carlyle Group L.P.	241,244,241
Dilutive effect of unvested deferred restricted common units	6,031,974
Issuable Carlyle Holdings partnership units	597,944
Total Adjusted Units	333,692,517

(2)
As of March 31, 2017, there were 85,818,358 outstanding common units of The Carlyle Group L.P. In May 2017, an additional 2,248,040 common units were issued in connection with the vesting of deferred restricted common units. For purposes of this calculation, these common units have been added to the common units outstanding as of March 31, 2017 because they will participate in the unitholder distribution that will be paid in May 2017. The resulting total common units outstanding used for this calculation are 88,066,398.

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The Carlyle Group L.P.
GAAP Balance Sheet (Unaudited)

	As of March 31, 2017
	Consolidated Operating Entities	Consolidated Funds	Eliminations	Consolidated
	(Dollars in millions)
Assets
Cash and cash equivalents	$799.2	$—	$—	$799.2
Cash and cash equivalents held at Consolidated Funds	—	386.5	—	386.5
Restricted cash	75.4	—	—	75.4
Corporate Treasury investments	148.9	—	—	148.9
Accrued performance fees	3,016.7	—	—	3,016.7
Investments	1,348.8	—	(179.8)	1,169.0
Investments of Consolidated Funds	—	3,903.1	—	3,903.1
Due from affiliates and other receivables, net	203.2	—	(3.3)	199.9
Due from affiliates and other receivables of Consolidated Funds, net	—	53.4	—	53.4
Receivables and inventory of a consolidated real estate VIE	173.8	—	—	173.8
Fixed assets, net	92.6	—	—	92.6
Deposits and other	46.5	—	—	46.5
Other assets of a consolidated real estate VIE	32.7	—	—	32.7
Intangible assets, net	40.1	—	—	40.1
Deferred tax assets	237.4	—	—	237.4
Total assets	$6,215.3	$4,343.0	$(183.1)	$10,375.2
Liabilities and partners’ capital
Debt obligations	$1,331.7	$—	$—	$1,331.7
Loans payable of Consolidated Funds	—	3,587.5	—	3,587.5
Loans payable of a consolidated real estate VIE at fair value (principal amount of $141.5)	77.8	—	—	77.8
Accounts payable, accrued expenses and other liabilities	372.6	—	—	372.6
Accrued compensation and benefits	1,726.8	—	—	1,726.8
Due to affiliates	283.7	0.2	—	283.9
Deferred revenue	242.1	—	—	242.1
Deferred tax liabilities	76.1	—	—	76.1
Other liabilities of Consolidated Funds	—	592.1	(32.1)	560.0
Other liabilities of a consolidated real estate VIE	177.5	—	—	177.5
Accrued giveback obligations	161.2	—	—	161.2
Total liabilities	4,449.5	4,179.8	(32.1)	8,597.2

Redeemable non-controlling interests in consolidated entities	—	—	—	—

Total partners’ capital	1,765.8	163.2	(151.0)	1,778.0
Total liabilities and partners’ capital	$6,215.3	$4,343.0	$(183.1)	$10,375.2

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The Carlyle Group L.P.
Non-GAAP Financial Information and Other Key Terms
Non-GAAP Financial Information
Carlyle discloses in this press release the following financial measures that are calculated and presented on the basis of methodologies other than in accordance with generally accepted accounting principles in the United States of America:

•
Economic Net Income or “ENI,” represents segment net income which includes certain tax expense associated with performance fees and excludes the impact of all other income taxes, changes in the tax receivable agreement liability, acquisition-related items including amortization and impairment of acquired intangibles and contingent consideration taking the form of earn-outs, charges associated with equity-based compensation issued in Carlyle’s initial public offering or in acquisitions or strategic investments, corporate actions and infrequently occurring or unusual events. Carlyle believes the inclusion or exclusion of these items provides investors with a meaningful indication of its core operating performance. For segment reporting purposes, revenues and expenses, and accordingly segment net income, are presented on a basis that deconsolidates certain Carlyle funds, related co-investment entities and collateralized loan obligations (“CLOs”) (referred to collectively as the “Consolidated Funds”) that Carlyle consolidates in its consolidated financial statements pursuant to U.S. GAAP. Total Segment ENI equals the aggregate of ENI for all segments. Carlyle believes that reporting ENI is helpful to understanding its business and that investors should review the same supplemental financial measure that management uses to analyze its segment performance.

•
Fee-Related Earnings or “FRE,” is a component of ENI and is used to assess the ability of the business to cover base compensation and operating expenses from fee revenues other than performance fees. FRE differs from income (loss) before provision for income taxes computed in accordance with U.S. GAAP in that it adjusts for the items included in the calculation of ENI and also adjusts ENI to exclude net performance fees, investment income (loss), from investments in Carlyle funds, equity-based compensation and certain general, administrative and other expenses when the timing of any future payment is uncertain. FRE is reported as part of Carlyle’s segment results.

•
Distributable Earnings or “DE,” is FRE plus realized net performance fees and realized investment income (loss), and is used to assess performance and amounts potentially available for distribution from Carlyle Holdings to its unitholders. DE is intended to show the amount of net realized earnings without the effects of Consolidated Funds. DE is evaluated regularly by management in making resource deployment and compensation decisions across our four reportable segments. DE is reported as part of Carlyle's segment results.

•
Adjusted EBITDA is a component of ENI and is used to measure Carlyle’s ability to cover recurring operating expenses from cash earnings. Adjusted EBITDA is computed as ENI excluding unrealized performance fees, unrealized performance fee compensation, unrealized investment income, depreciation and amortization expense, interest expense and equity-based compensation.

Income before provision for income taxes is the GAAP financial measure most comparable to ENI, Fee-Related Earnings, Distributable Earnings, and Adjusted EBITDA. Reconciliations of these non-GAAP financial measures to income before provision for income taxes are included within this press release. These non-GAAP financial measures should be considered in addition to and not as a substitute for, or superior to, financial measures presented in accordance with U.S. GAAP.

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Other Key Terms
“Assets under management” or “AUM” refers to the assets we manage or advise. Our AUM equals the sum of the following:
(a) the fair value of the capital invested in carry funds, related co-investment vehicles and NGP management fee funds plus the capital that Carlyle is entitled to call from investors in those funds and vehicles (including Carlyle commitments to those funds and vehicles and those of senior Carlyle professionals and employees) pursuant to the terms of their capital commitments to those funds and vehicles;

(b)	the amount of aggregate collateral balance and principal cash at par or aggregate principal amount of the notes of our CLOs and other structured products (inclusive of all positions);

(c)	the net asset value (pre-redemptions and subscriptions) of our long/short credit, emerging markets, multi-product macroeconomic, fund of hedge funds vehicles, mutual fund and other hedge funds; and

(d)	the gross assets (including assets acquired with leverage) of our business development companies.

AUM includes certain energy and renewable resources funds that Carlyle jointly advises with Riverstone Holdings L.L.C. (“Riverstone”) and certain NGP management fee funds and carry funds advised by NGP Energy Capital Management. Carlyle’s calculation of AUM (but not Fee-Earning AUM) includes uncalled commitments to, and the fair value of invested capital in, investment funds from Carlyle and its personnel, regardless of whether such commitments or invested capital are subject to management or performance fees.
“Available capital,” commonly known as “dry powder,” for Carlyle’s carry funds and NGP management fee funds, refers to the amount of capital commitments available to be called for investments. Amounts previously called may be added back to available capital following certain distributions.
“Carlyle funds,” “our funds” and “our investment funds” refer to the investment funds and vehicles advised by Carlyle.
“Carry funds” generally refers to closed-end investment vehicles, in which commitments are drawn down over a specified investment period, and in which the general partner receives a special residual allocation of income from limited partners, which we refer to as carried interest, in the event that specified investment returns are achieved by the fund. Disclosures referring to carry funds will also include the impact of certain commitments which do not earn carried interest, but are either part of, or associated with our carry funds. The rate of carried interest, as well as the share of carried interest allocated to Carlyle, may vary across the carry fund platform. Carry funds generally include the following investment vehicles across our four business segments:

•	Corporate Private Equity (all): Buyout & growth funds advised by Carlyle

•
Real Assets: Real estate, power, infrastructure and energy funds advised by Carlyle, as well as those energy funds advised by NGP Capital Management in which Carlyle is entitled to receive a share of carried interest

•	Global Market Strategies: Distressed credit, corporate mezzanine and energy credit funds, as well as certain closed-end credit funds advised by Carlyle

•
Investment Solutions: Funds and vehicles advised by AlpInvest Partners B.V. (“AlpInvest”) and Metropolitan Real Estate Equity Management, LLC (“Metropolitan), which include fund, secondary and co-investment strategies

Carry funds specifically exclude those funds advised by NGP Capital Management in which Carlyle is not entitled to receive a share of carried interest (or “NGP management fee funds”), collateralized loan obligation vehicles (CLOs), business development companies, and our hedge fund platform.
“Catch-up management fees” refer to those amounts of management fees charged to fund investors in subsequent closings of a fund which apply to the time period between the fee initiation date and the subsequent closing date.
“Expired available capital” occurs when a fund has passed the investment and follow-on periods and can no longer invest capital into new or existing deals. Any remaining available capital, typically a result of either recycled

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distributions or specific reserves established for the follow-on period that are not drawn, can only be called for fees and expenses and is therefore removed from the total AUM calculation.
“Fee-earning assets under management” or “Fee-earning AUM” refers to the assets we manage or advise from which we derive recurring fund management fees. Our Fee-earning AUM is generally based on one of the following, once fees have been activated:

(a)
the amount of limited partner capital commitments, generally for carry funds where the original investment period has not expired, for AlpInvest carry funds during the commitment fee period and for Metropolitan carry funds during the weighted-average investment period of the underlying funds (see “Fee-earning AUM based on capital commitments” in the table below for the amount of this component at each period);

(b)
the remaining amount of limited partner invested capital at cost, generally for carry funds and certain co-investment vehicles where the original investment period has expired and Metropolitan carry funds after the expiration of the weighted-average investment period of the underlying funds(see “Fee-earning AUM based on invested capital” in the table below for the amount of this component at each period);

(c)
the amount of aggregate fee-earning collateral balance at par of our collateralized loan obligations (“CLOs”), as defined in the fund indentures (typically exclusive of equities and defaulted positions) as of the quarterly cut-off date for each CLO (see “Fee-earning AUM based on collateral balances, at par” in the table below for the amount of this component at each period);

(d)
the external investor portion of the net asset value of our hedge fund and fund of hedge funds vehicles (pre redemptions and subscriptions), as well as certain carry funds (see “Fee-earning AUM based on net asset value” in the table below for the amount of this component at each period);

(e)
the gross assets (including assets acquired with leverage), excluding cash and cash equivalents of our business development companies and certain carry funds (see “Fee-earning AUM based on lower of cost or fair value and other” in the table below for the amount of this component at each period); and

(f)
the lower of cost or fair value of invested capital, generally for AlpInvest carry funds where the commitment fee period has expired and certain carry funds where the investment period has expired, (see “Fee-earning AUM based on lower of cost or fair value and other” in the table below for the amount of this component at each period).

Fee-Earning AUM includes certain energy and renewable resources carry funds that Carlyle jointly advises with Riverstone and certain NGP management fee funds and carry funds advised by NGP Energy Capital Management. Fee-Earning AUM includes only those assets which earn a material fee.
For most of our carry funds, total AUM includes the fair value of the capital invested, whereas Fee-earning AUM includes the amount of capital commitments or the remaining amount of invested capital, depending on whether the original investment period for the fund has expired. As such, Fee-earning AUM may be greater than total AUM when the aggregate fair value of the remaining investments is less than the cost of those investments.
“NGP management fee funds” refer to those funds advised by NGP Energy Capital Management (together with its affiliates and subsidiaries) from which we only receive management fees.
“Net accrued performance fees” refers to the accrued performance fees that are attributable to Carlyle’s unitholders. This balance is comprised of accrued performance fees less: accrued giveback obligations, accrued performance fee compensation, performance fee-related tax obligations, and accrued performance fees attributable to non-controlling interests. This balance also excludes net accrued performance fees that have been realized but will be collected in subsequent periods.
“Net performance fees” refers to the performance fees from Carlyle funds and vehicles net of the portion allocated to Carlyle investment professionals (including related tax expense) which is reflected as performance fee related compensation expense.

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“Performance fees” consist principally of carried interest from carry funds and incentive fees or allocations from certain Global Market Strategies vehicles. Carlyle is generally entitled to a 20% allocation (or 10% to 20% on certain longer-dated carry funds as well as some external co-investment vehicles, or approximately 2% to 10% in the case of most of the Investment Solutions carry funds and vehicles) of the net realized income or gain as a carried interest after returning the invested capital, the allocation of preferred returns of generally 7% to 9% (or 4% to 7% for certain longer-dated carry funds) and the return of certain fund costs (subject to catch-up provisions as set forth in the fund limited partnership agreement). Carried interest revenue, which is a component of performance fees in Carlyle’s consolidated financial statements, is recognized by Carlyle upon appreciation of the valuation of the applicable funds’ investments above certain return hurdles as set forth in each respective partnership agreement and is based on the amount that would be due to Carlyle pursuant to the fund partnership agreement at each period end as if the funds were liquidated at such date.
“Realized net performance fees” refers to the realized performance fees from Carlyle funds and vehicles net of the portion allocated to Carlyle investment professionals which is reflected as realized performance fee related compensation expense, and any performance fee-related tax obligations.
“VIE” refers to a variable interest entity, as that term is defined in Accounting Standards Codification Topic 810, Consolidation.

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